Exhibit 10.2
ADDENDUM TO GSM OPERATING AGREEMENTS
     This Addendum to GSM Operating Agreements (this “Addendum”) is entered by and between New Cingular Wireless Services, Inc. (f/k/a AT&T Wireless Services, Inc.) (“NCWS”), Dobson Cellular Systems, Inc., an Oklahoma corporation (“DCS”) and American Cellular Corporation, a Delaware corporation (“ACC”), (DCS and ACC collectively are referred to herein as “Dobson”).
Recitals
     WHEREAS, NCWS and DCS are parties to that certain GSM Operating Agreement dated July 11, 2003, (as amended, supplemented or otherwise modified, the “DCS Agreement”) and NCWS and ACC are parties to that certain GSM Operating Agreement also dated July 11, 2003, (as amended, supplemented or otherwise modified the “ACC Agreement”) (collectively, the DCS Agreement and the ACC Agreement are the “Agreements”);
     WHEREAS, NCWS and Dobson have reached various agreements and understandings: (i) for NCWS, ACC and DCS to terminate their previous roaming agreements, and other related agreements and to replace such agreements with the Intercarrier Multi-Standard Roaming Agreement among Cingular Wireless LLC (“Cingular”) and Dobson (the “Roaming Agreement”) dated as of the Effective Date (as such term is defined below); (ii) for the parties to amend and supplement their understandings contained in the Agreements, all as set forth herein; and (iii) for the parties to release and settle certain disputes among them as set forth in a Confidential Settlement Agreement and Mutual Release dated as of the Effective Date hereof (the “Release”) (the Roaming Agreement, the Release and this Addendum being referred to herein as the “Transaction Documents”); and
     WHEREAS, the parties desire to supplement, amend and supersede the Agreements as provided in this Addendum.
     NOW, THEREFORE, the parties hereby agree as follows:
Terms and Conditions
     In consideration of the recitals, promises, covenants and warranties set forth in this Addendum and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows. For purposes hereof any term used herein and not defined herein shall have the meaning, if any, specified in the respective Agreements, or if applicable, the Roaming Agreement. For the avoidance of doubt, the term “affiliate” or “affiliated” when used herein with a lower case “a” shall have the definition provided in the Agreements and the term “Affiliate” when used herein with an upper case “A” shall have the meaning provided in the Roaming Agreement. For the avoidance of doubt, neither the term “affiliate” nor “Affiliate” shall include BellSouth Corporation, SBC, Inc., or any Person under common control with either of the foregoing other than Cingular Wireless, Inc, Cingular Wireless LLC, or their respective controlled affiliates. In addition, the terms “Reseller” and “Market” shall have the meaning set forth in the Roaming Agreement. Finally, the term “Effective Date” shall mean the date that all of the following have occurred: (i) this Addendum, having previously been executed by all parties, is approved by (A) the board of directors of Cingular Wireless LLC; (B) ACC’s Board of Directors and (C) DCS’s Board of Directors; (ii) the Roaming Agreement has been approved in accordance with its terms; and (iii) the Release has been approved in accordance with its terms; provided however if all such approvals have not been obtained on or before August 31, 2005, this Addendum shall not become effective and shall be null and void in all respects.
1. Dobson Construction Obligations.
     Dobson is obligated to build those sites identified on Exhibit 5 to the Roaming Agreement (the “Dobson Build Out Commitment Sites”) and otherwise perform the build out requirements provided in Section 4(a) (Current Build Out Commitments by Dobson) of the Roaming Agreement, all in compliance with the requirements of the Roaming Agreement.
     Dobson agrees that if it fails to complete the construction of the Dobson Build Out Commitment Sites in compliance with and subject to the terms of the Roaming Agreement, then, in addition to any and all remedies Cingular has under the Roaming Agreement, NCWS and its affiliates shall not be subject to the Article 4 Restrictions in the area covered by the Dobson Build Out Commitment Sites and shall not be in violation of Article 4 of the Agreements in any manner with respect to such area.
     For purposes hereof, the Article 4 Restrictions shall mean a restriction on NCWS and its affiliates not to, directly or indirectly, alone or jointly with any other person or entity, to acquire, hold an ownership interest in, manage, operate, control or otherwise engage in a business that provides or resells, or a license that facilitates or enables the provision or resale of facilities-based mobile wireless services using GSM, GPRS, EDGE or any spectrum in any ACC or DCS Market.
2. Certain NCWS Use Rights.
     NCWS and its affiliates have the right to build and use sites at the locations and in the areas identified on Exhibit 6 of the Roaming Agreement (List of Sites Cingular has the Right to Build). NCWS and its affiliates shall not be subject to the Article 4 Restrictions in any manner with respect to such sites and such sites shall not otherwise violate Article 4 of either of the Agreements.
3. Performance Standards.
     (a) Each of the parties is obligated to comply with its respective obligations contained in Section 6 of the Roaming Agreement (Roaming Core Enabling Network), Section 7 of the Roaming Agreement (Network Quality Metrics), and Section 8 of the Roaming Agreement (Inter-System Handovers). In the event Dobson fails to comply with any of its obligations under the foregoing provisions, then, in addition to any other remedy contained in the Roaming Agreement, (i) all of the DCS Markets or ACC Markets affected by such noncompliance shall no longer be a DCS Market or an ACC Market, as applicable, for purposes of either of the Agreements, and (ii) NCWS and its affiliates will no longer be subject to the Article 4 Restrictions or otherwise be subject to Article 4 with respect to such DCS Markets or such ACC Markets.

     (b) Any performance standards (including, without limitation, network feature and network quality metric requirements) applicable to GSM Wireless Services contained in either of the Agreements shall be superseded by the Build Out Requirements contained in the Roaming Agreement. which shall apply after the Effective Date.
4. New Technologies.
     NCWS shall offer to ACC and DCS in writing the option of being the preferential roaming provider for NCWS in the markets that remain subject to the roaming preference under Section 5(b) (Preference of Dobson) of the Roaming Agreement with respect to mobile wireless services using each New Technology that NCWS deploys during the term of the ACC Agreement (with respect to ACC) and the term of the DCS Agreement (with respect to DCS). ACC and DCS will have thirty (30) days from the date of the offer notice to elect in writing to exercise any such option, whereupon the parties will meet within ten (10) days from the date of election to discuss the terms and conditions of a new construction and roaming agreement relating to the New Technology. If the parties are unable to agree on terms within thirty (30) days after the commencement of discussions, neither ACC nor DCS will have any further rights, and NCWS will have no further obligations or liabilities, with respect to such New Technology or any technology subsequently adopted by NCWS. New Technology shall mean a network, in whole or in part, that allows a carrier to have a separate PLMN listing from its GSM PLMN listing for that network. For purposes of clarity, the parties agree that New Technology shall include UMTS or HSDPA.
5. Build Out Option.
     Dobson will have an option, subject to the conditions and limitations set forth in Section 4(b) of the Roaming Agreement, to build the Build Out Territory in DCS Markets and ACC Markets, subject to exclusivity restrictions under Article 4 of the Agreements at the time of the exercise of the option. Pursuant and subject to the terms contained in Section 4(b)(Dobson’s Build Out Option) of the Roaming Agreement, in the event Dobson (i) is not entitled to such option; (ii) does not exercise such option; or (iii) exercises but fails to complete such option, all as described in the Roaming Agreement, then, in addition to any and all remedies Cingular has under the Roaming Agreement, NCWS and its affiliates shall not be subject to the Article 4 Restrictions or otherwise be subject to any other of the provisions of Article 4 of the Agreements with respect to any Market covered (in whole or in part) by such Build Out Territory.
6. Additional Agreements on Exclusivity.
     (a) The parties acknowledge and agree that, subject to the provisions of the Roaming Agreement and this Addendum, the only markets to which Article 4 of the ACC Agreement applies are the ACC Markets other than the KY-04 RSA, KY-05 RSA, KY-06 RSA and KY-08 RSA markets, and the only markets to which Article 4 of the DCS Agreement applies are the DCS Markets. For the avoidance of doubt, the parties acknowledge and agree that the provisions of Article 4 of both Agreements shall be in full force and effect until June 30, 2008 unless earlier terminated in accordance with the terms of the applicable ACC Agreement or DCS Agreement as amended hereby; provided, however, that none of the provisions of Article 4 of either Agreement shall apply to any markets acquired by Dobson or its affiliates after July 11, 2003 or that may be acquired by Dobson or its affiliates after the Effective Date. In addition, the parties acknowledge and agree that the provisions of Article 4 of either Agreement shall not apply to any market in which DCS or ACC, as applicable, or any affiliate thereof, does not own, hold, lease, or manage a license for, or otherwise have the right to provide wireless services using GSM, GPRS or EDGE, or any market disposed of by DCS or ACC, as applicable, after the Effective Date.
     (b) Notwithstanding Article 4 of either of the Agreements, (i) NCWS and its affiliates, licensees and agents may operate retail facilities at the locations identified in Schedule 6(b) that offer for purchase to the public wireless services, products or accessories of NCWS or its affiliates or licensees, including the corresponding sale of such services, products or accessories by the retail facility; and (ii) NCWS and its affiliates, licensees and agents may market wireless services, products or accessories through national retailers and Resellers in any market.
     (c) Notwithstanding Section 4.2(b) of the ACC Agreement, ACC hereby waives any and all rights under the ACC Agreement to purchase any Competitive Systems (as that term is defined in the ACC Agreement) located in the ACC Markets as of the Effective Date.
     (d) Notwithstanding Article 4 of each of the Agreements, Dobson agrees that, to the extent that, as of the Effective Date, NCWS or its affiliates have engaged in activities that would have been described as Article 4 Restrictions or conducted Cingular Permitted Activities in any of the ACC Markets or DCS Markets (including, without limitation, the ACC Competitive Systems) (the “Grandfathered Systems”), NCWS or its affiliates shall have the right to maintain and operate such Grandfathered Systems but shall not have the right to expand such Grandfathered Systems) (except as provided in the Roaming Agreement) and such actions shall not be subject to the Article 4 Restrictions or otherwise violate Article 4 or any other provision of the Agreements.
7. Payments.
     In consideration of Dobson’s agreement to this Addendum, the Roaming Agreement and the Release:
     (a) Concurrently with the Effective Date of this Addendum by Dobson, NCWS has made payment to Dobson in the amount of Seven Million, Seven Hundred Ninety-Three Thousand, Eight Hundred Thirty Dollars ($7,793,830.00) on the Effective Date; and
     (b) NCWS will make payment to Dobson equal to $* per minute of use captured by the sites identified on Schedule 7(b) during each calendar quarter (or portion thereof) after July 1, 2005 until June 30, 2008 or the earlier termination of (i) the ACC Agreement (with respect to sites located in the ACC Markets) or (ii) the DCS Agreement (with respect to sites located in the DCS Markets). Such payments shall be due within thirty (30) days after the end of each quarter.
     (c) The parties agree that if in any ACC Market or DCS Market (i) it is determined that NCWS or its Affiliates deployed a site into commercial service (other than those listed on Schedule 7(b) and other than those NCWS or its Affiliates are otherwise permitted to build and operate under the terms of the Roaming Agreement) for the first time at any time after April 9, 2005; and (ii) either ACC or DCS, as the case may be, had an existing site in service that would have carried all or a portion of the traffic carried on such site deployed by NCWS or its
     * Confidential information has been omitted and filed separately with the SEC.

Affiliates, then ACC or DCS, as the case may be, may refer such matter to the Operations Council to determine the minutes of use captured by such site that reasonably would have been carried by one or more existing on air ACC or DCS sites. Based on such determination, NCWS shall pay to ACC or DCS, as the case may be, within thirty (30) days of such determination, an amount equal to $* per minute of use calculated from April 9, 2005, until such site is decommissioned or purchased by Dobson. In addition, NCWS or its Affiliate will offer such site to ACC or DCS for purchase at such site’s then book value and if ACC or DCS elects not to purchase such site, such site shall be decommissioned.
8. Sale or Lease of Spectrum.
     Dobson shall have a right, which right shall expire ninety (90) days after the Effective Date:
     (i) to lease from NCWS (or its affiliates) and NCWS or its affiliates shall lease to Dobson, in a single lease or a series of leases, 10 MHz of spectrum identified in Schedule 8 in each of the markets designated in Schedule 8 as “De Facto Lease” markets, for the period and at the quarterly lease payments identified in Schedule 8, all, pursuant to the terms of a Long Term de facto Lease Agreement (or series of Lease Agreements) in the form of Exhibit 8(i);
     (ii) to purchase from NCWS (or its affiliates) an aggregate of 10 MHz of spectrum in each of the markets designated in Schedule 8 as “Sell” markets for a purchase price of Six Million Dollars ($6,000,000) pursuant to the terms of a License Purchase Agreement (or series of License Purchase Agreements) in the form of Exhibit 8(ii); and
     (iii) with respect to spectrum Dobson elects to purchase under paragraph (ii) above and to facilitate Dobson’s access to such spectrum pending applicable regulatory approvals of such transfer, to lease from NCWS (or its affiliates) and NCWS or its affiliates shall lease to Dobson, in a single lease or a series of leases, any or all of such spectrum identified on Schedule 8 in each of the markets designated in Schedule 8 as Sell markets that Dobson has elected to purchase, corresponding to the spectrum to be acquired by Dobson in those markets, for a period up to such time as the transfer of such spectrum is effected but in no event to exceed one (1) year from the date of execution of the License Purchase Agreements referenced above at the quarterly lease payments identified in Schedule 8, pursuant to the terms of a Short-Term Spectrum Manager Lease (or series of leases) in the form of Exhibit 8(iii);
     In addition, NCWS shall use its commercially reasonable efforts for a period of sixty (60) days following the Effective Date to facilitate a lease or series of leases between a Designated Entity and Dobson of spectrum in each of the markets designated in Schedule 8 as “Manager Lease” markets. In addition, the parties agree that upon the award of licenses under Auction 58, if Edge Mobile LLC receives spectrum in Poughkeepsie, New York, NCWS will use its commercially reasonable efforts for a period of sixty (60) days following Dobson’s receipt of written notice from NCWS confirming the award of licenses in Auction 58 to facilitate a lease of such spectrum on terms and conditions to be negotiated by Dobson and Edge Mobile LLC. Notwithstanding anything to the contrary contained herein, the parties agree that in the event that, despite NCWS’ use of its commercially reasonable efforts, a Spectrum Manager Lease (or series of Spectrum Manager Leases) is not executed for one or more of the “Manager Lease” markets by a
     * Confidential information has been omitted and filed separately with the SEC.

Designated Entity within the foregoing time periods pursuant to the provisions of the immediately preceding sentences, NCWS shall be under no obligation to lease spectrum in the “Manager Lease” markets to Dobson and shall have no other liability hereunder.
9. Section 7.3(b) Event.
     (a) NCWS may terminate the ACC Agreement on 90 days’ prior written notice to ACC in the event a Section 7.3(b) Event occurs with respect to ACC, and may terminate the DCS Agreement upon 90 days’ prior written notice to DCS in the event a Section 7.3(b) Event occurs with respect to DCS. In addition, in the event a Section 7.3(b) Event occurs during the terms of the Agreements, the provisions of Section 19 of the Roaming Agreement will apply.
     (b) The definition of Major Competing Carrier for all purposes of the Agreements shall be deleted and replaced with the phrase “Competing Carrier.” For purposes of the Agreements and this Addendum, “Competing Carrier” means Sprint Corporation, Verizon Wireless, T-Mobile, Nextel Communications, USCC, Alltel, Western Wireless, Centennial and any successors and assigns of any of the foregoing, as well as any other company of a similar size that emerges as a wireless carrier as a result of industry consolidation or other business combinations.
10. Spectrum Optimization
     NCWS and Dobson or their respective Affiliates each hold FCC licenses covering portions of the geographical areas served by each of them or their respective Affiliates. NCWS is willing to assist Dobson, and Dobson is willing to assist NCWS, in each case on commercially reasonable terms and subject to commercially reasonable conditions to be mutually agreed upon, in satisfying the FCC’s construction and service requirements applicable to the other party’s licenses.
11. Miscellaneous.
     (a) Notices. All notices or other communications hereunder or under either of the Agreements shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission), and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the applicable addresses set forth below (or such other address as the recipient may specify in accordance with this Section):
If to ACC:
American Cellular Corporation
14201 Wireless Way
Oklahoma City, OK 73134
Attention: General Counsel
Fax: (405) 529-8765

with a copy to:
Edwards & Angell LLP
2800 Financial Plaza
Providence, RI 02903
Attention: Peter J. Barrett
Fax: (888) 325-9152
If to DCS:
Dobson Cellular Systems, Inc
14201 Wireless Way
Oklahoma City, OK 73134
Attn: General Counsel
Fax: (405) 529-8765
with a copy to:
Edwards & Angell LLP
2800 Financial Plaza
Providence, RI 02903
Attention: Peter J. Barrett
Fax: (888) 325-9152
If to NCWS:
New Cingular Wireless Services, Inc.
5565 Glenridge Connector, Suite 2000
Atlanta, GA 30342
Attention: General Counsel
Facsimile: (404) 236-6145
with a copy to:
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309
Fax: (404) 881-7777
Attention: Pinney L. Allen
     (b) Merger. This Addendum and the ACC Agreement is an integrated agreement, this Addendum and the DCS Agreement is an integrated agreement and, together with the Release and the Roaming Agreement contains the entire agreement and understanding of the parties with respect to their subject matter. All prior and contemporaneous agreements, representations and communications relating to such subject matter, oral or written, are superseded by and merged into the foregoing instruments. Each of the Agreements is deemed amended and superseded to the extent of the terms and provisions of this Addendum, and in the event of a conflict or inconsistency between this Addendum and the Agreements, the terms and conditions of this Addendum shall prevail. In the event of a conflict or inconsistency among the Release, the Roaming Agreement and the Addendum, the Release shall prevail. In the event of a conflict or inconsistency regarding roaming terms between this Addendum or the Agreements and the Roaming Agreement, the Roaming Agreement shall prevail. In the event of a conflict or inconsistency with respect to terms relating to exclusivity, the Agreements, as amended hereby, shall prevail. All terms and conditions of the Agreements that are not amended, superseded or supplemented by this Addendum shall remain unchanged and in full force and effect, except as amended, superseded or supplemented by the Release or the Roaming Agreement.
     (c) Confidentiality.
     No party shall make any press release or any other public announcement regarding the existence or the terms and conditions of this Addendum, the Roaming Agreement or the Release, and each party agrees to maintain the confidentiality of the foregoing, except (i) as provided for in Section 6.6 of each of the Agreements, (ii) on a need to know basis to the disclosing party’s employees, attorneys, advisors, representatives, agents, lenders, insurers, and current or potential investors; (iii) as necessary to implement this Addendum, the Roaming Agreement or the Release and inform customers; or (iv) as agreed by the parties. Notwithstanding the foregoing, in the event that the parties agree on the content of any one disclosure, no prior approval need be obtained from the non-disclosing party to the extent that the same content is used in future disclosures. Any information that does not constitute confidential information in accordance with Section 6.6 of each of the Agreements shall not be subject to or restricted by the provisions in this Section 43.
     Subject to Section 6.6 of each of the Agreements, the parties shall agree to initial disclosures regarding this Addendum, the Roaming Agreement and the Release and any description of the terms and conditions therein (the “Initial Disclosures”). Thereafter, the parties shall not make any disclosures under Section 11(c)(i)-(iv) of this Addendum which are inconsistent with the Initial Disclosures, except as agreed to in writing by the Parties
     (d) Termination. In the event that any provision of the Roaming Agreement results in, or permits, a termination of either of the Agreements, upon such termination the obligations of NCWS and its affiliates and Dobson and its respective Affiliates under this Addendum relating to such terminated Agreement shall also terminate.
     (e) Interpretation. Notwithstanding any implication from the terms of this Agreement to the contrary and for the avoidance of doubt, to the extent any rights under this Addendum arise following a failure of ACC or DCS to perform under the Roaming Agreement and such failure is subject to a notice and a cure, in no event will NCWS or any of its affiliates have any rights arising hereunder until all such applicable notice provisions have been satisfied and such applicable cure periods have expired under the Roaming Agreement. In addition, notwithstanding a Designated Entity becoming an Affiliate of Cingular for purposes of the Roaming Agreement, a Designated Entity shall not be subject to Article 4 of the ACC Agreement or Article 4 of the DCS Agreement.

     (f) Board Approvals Required.
     ACC and DCS each acknowledge that NCWS’s board of directors has not approved this Addendum and NCWS acknowledges that neither ACC nor DCS’s board of directors has approved this Addendum. Neither this Addendum, the Roaming Agreement nor the Release shall be binding on the parties, nor shall this Addendum create any binding obligation on a party, unless and until all the following have occurred: (i) this Addendum, having previously been executed by all of the parties, is approved by (A) the board of directors of Cingular Wireless LLC; (B) ACC’s board of directors, and (C) DCS’s board of directors; (ii) the Roaming Agreement has been approved in accordance with its terms; and (iii) the Release has been approved in accordance with its terms. In the event that this Addendum, the Roaming Agreement or the Release has not been so approved by August 31, 2005, then this Addendum, the Roaming Agreement and the Release shall all be null and void.
[Signatures on Next Page]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.
NEW CINGULAR WIRELESS
SERVICES, INC.

Signature:	/s/ Peter A. Ritcher

Name: Peter A. Ritcher

Title: Chief Financial Officer

DOBSON CELLULAR SYSTEMS, INC.

Signature:	/s/ Everett R. Dobson

Name: Everett R. Dobson

Title: Chairman of the Board

AMERICAN CELLULAR CORPORATION

Signature:	/s/ Everett R. Dobson

Name: Everett R. Dobson

Title: Chairman of the Board

Schedule 6(b)
*
     * Confidential information has been omitted and filed separately with the SEC.

Schedule 7(b)
*
* Confidential information has been omitted and filed separately with the SEC (2 pages).

Schedule 8

Market	County	State	POPs	Sell (S)	Lease	Lease	Quarterly	BTA Name	Block	Freq.
			(K)	or	Term	Type	Lease
				Lease			Payments
				(L)
NY-5	Ulster	NY	179	L	3 Yrs	De Facto	*	Poughkeepsie – Kingston	E	1885/1890 1965/1970
NY-3	Allegany	NY	49	L	TBD	Spectrum Manager	*	Olean, NY-Bradford, PA	C5	1905/1910 1985/1990
NY-3	Cattaraugus	NY	83	L	TBD	Spectrum Manager	*	Olean, NY-Bradford, PA	C5	1905/1910 1985/1990
NY-3	Genesee	NY	60	L	3 Yrs	De Facto	*	Rochester, NY	E	1885/1890 1965/1970
NY-3	Chautauqua	NY	139	L	TBD	Spectrum Manager	*	Jamestown-Dunkirk, NY-Warren, PA	C5	1905/1910 1985/1990
Youngstown	Mahoning	OH	255	S	n/a	n/a	*	Youngstown – Warren, OH	B3	1870/1875 1950/1955
Youngstown	Trumbull	OH	223	S	n/a	n/a	*	Youngstown – Warren, OH	B3	1870/1875 1950/1955
Erie	Erie	PA	278	S	n/a	n/a	*	Erie, PA	B3	1870/1875 1950/1955
Sharon	Mercer	PA	119	S	n/a	n/a	*	Sharon, PA	B3	1870/1875 1950/1955
PA-2	McKean	PA	45	L	TBD	Spectrum Manager	*	Olean, NY-Bradford, PA	C5	1905/1910 1985/1990
PA-2	Elk	PA	35	L	TBD	Spectrum Manager	*	Olean, NY-Bradford, PA	C5	1905/1910 1985/1990
PA-2	Cameron	PA	6	L	TBD	Spectrum Manager	*	Olean, NY-Bradford, PA	C5	1905/1910 1985/1990
PA-7	Clearfield	PA	84	L	TBD	Spectrum Manager	*	Du Bois-Clearfield, PA	F	1890/1895 1970/1975
PA-7	Jefferson	PA	46	L	TBD	Spectrum Manager	*	Du Bois-Clearfield, PA	F	1890/1895 1970/1975
PA-7	Indiana	PA	89	L	TBD	Spectrum Manager	*	Indiana, PA	C2	1895/1902.5 1975/1982.5
     * Confidential information has been omitted and filed separately with the SEC.

Market	County	State	POPs	Sell (S)	Lease	Lease	Quarterly	BTA Name	Block	Freq.
			(K)	or	Term	Type	Lease
				Lease			Payments
				(L)
TX-9	Eastland	TX	18	L	3 Yrs	De facto	*	Abilene, TX	F	1890/1895 1970/1975
TX-9	Erath	TX	34	L	3 Yrs	De Facto	*	Dallas-Ft. Worth, TX	D	1865/1870 1945/1950
TX-9	Hamilton	TX	8	L	3 Yrs	De Facto	*	Dallas – Ft. Worth, TX	D	1865/1870 1945/1950
TX-9	Somervell	TX	7	L	3 Yrs	De Facto	*	Dallas – Ft. Worth, TX	D	1865/1870 1945/1950
TX-9	Runnels	TX	12	L	3 Yrs	De Facto	*	San Angelo, TX	E	1885/1890 1965/1970
TX-9	Bosque	TX	18	L	3 Yrs	De Facto	*	Waco, TX	E	1885/1890 1965/1970
TX-9	Hill	TX	33	L	3 Yrs	De Facto	*	Waco, TX	E	1885/1890 1965/1970
TX -10	Anderson	TX	56	L	12–18 Mos	De Facto	*	Tyler, TX	D	1865/1870 1945/1950
TX -10	Van Zandt	TX	51	L	12–18 Mos	De Facto	*	Dallas – Ft. Worth, TX	D	1865/1870 1945/1950
TX-16	Austin	TX	25	L	3 Yrs	De Facto	*	Houston, TX	TBD	TBD
TX-16	Burleson	TX	17	L	3 Yrs	De Facto	*	Bryan – College Station, TX	E	1885/1890 1965/1970
TX-16	Colorado	TX	21	L	3 Yrs	De Facto	*	Houston, TX	TBD	TBD
TX-16	Fayette	TX	22	L	3 Yrs	De Facto	*	Houston, TX	TBD	TBD
TX-16	Jackson	TX	15	L	TBD	Spectrum Manager	*	Victoria, TX	C5	1905/1910 1985/1990
TX-16	Lavaca	TX	19	L	TBD	Spectrum Manager	*	Victoria, TX	C5	1905/1910 1985/1990
TX-16	Matagorda	TX	38	L	3 Yrs	De Facto	*	Houston, TX	TBD	TBD
TX-16	Washington	TX	31	L	3 Yrs	De Facto	*	Houston, TX	TBD	TBD

Market	County	State	POPs	Sell (S)	Lease	Lease	Quarterly	BTA Name	Block	Freq.
			(K)	or	Term	Type	Lease
				Lease			Payments
				(L)
PA-1	Crawford	PA	89	S	n/a	n/a	*	Meadville, PA	B3	1870/1875 1950/1955
Ohio 11	Columbiana	OH	111	S	n/a	n/a	*	East Liverpool, OH	B3	1870/1875 1950/1955
Texas 16	Wharton	TX	41	L	3 Yrs	De Facto	*	Houston, TX BTA	TBD	TBD
Michigan 7	Isabella	MI	65	L	TBD	Spectrum Manager	*	Mount Pleasant, MI BTA	C4	1900/1905 1980/1985
Michigan 7	Gratiot	MI	43	L	TBD	Spectrum Manager	*	Mount Pleasant, MI BTA	C4	1900/1905 1980/1985
Michigan 6	Clare	MI	32	L	TBD	Spectrum Manager	*	Mount Pleasant, MI BTA	C4	1900/1905 1980/1985
AK-1	Denali	AK	2	L	TBD	Spectrum Manager	*	Fairbanks, AK BTA	C4	1900/1905 1980/1985
AK-1	Fairbanks North	AK	83	L	TBD	Spectrum Manager	*	Fairbanks, AK BTA	C4	1900/1905 1980/1985
AK-1	Fairbanks South	AK	6	L	TBD	Spectrum Manager	*	Fairbanks, AK BTA	C4	1900/1905 1980/1985
AK-1	Yukon	AK	7	L	TBD	Spectrum Manager	*	Fairbanks, AK BTA	C4	1900/1905 1980/1985
AK-3	Skagway	AK	3	L	TBD	Spectrum Manager	*	Juneau-Ketchikan, AK BTA	C4	1895/1900 1975/1980
AK-3	Juneau	AK	31	L	TBD	Spectrum Manager	*	Juneau-Ketchikan, AK BTA	C4	1895/1900 1975/1980
AK-3	Haines	AK	2	L	TBD	Spectrum Manager	*	Juneau-Ketchikan, AK BTA	C4	1895/1900 1975/1980
AK-3	Sitka	AK	9	L	TBD	Spectrum Manager	*	Juneau-Ketchikan, AK BTA	C4	1895/1900 1975/1980
AK-3	Wrangell	AK	7	L	TBD	Spectrum Manager	*	Juneau-Ketchikan, AK BTA	C4	1895/1900 1975/1980
AK-3	Prince of Whales	AK	6	L	TBD	Spectrum Manager	*	Juneau-Ketchikan, AK BTA	C4	1895/1900 1975/1980
AK-3	Yakutat	AK	1	L	TBD	Spectrum Manager	*	Juneau-Ketchikan, AK BTA	C4	1895/1900 1975/1980
TX-9	Runnels	TX	11	L	TBD	Spectrum Manager		San Angelo, TX	F	1890/1895 1970/1975

Exhibit 8(i)
Form of Long Term de Facto Lease Agreement

EXHIBIT 8(i) TO ADDENDUM TO GSM OPERATING AGREEMENTS

FORM OF
LONG-TERM DE FACTO TRANSFER
SPECTRUM LEASE AGREEMENT
     This Agreement (“Agreement”) is entered into as of this ___day of ___, 2005 (“Effective Date”), between [the wholly-owned subsidiaries of Cingular Wireless LLC specified in Part 1 of Exhibit A hereto, each of which is] located at 5565 Glenridge Connector, Atlanta, Georgia 30342 (collectively “Lessors” and each a “Lessor”), and Dobson Cellular Systems, Inc, which is located at 14201 Wireless Way, Oklahoma City, OK 73134 (“Lessee”) (collectively the “Parties” or, individually, a “Party”).
W I T N E S S E T H:
     WHEREAS, Lessors hold the Personal Communications Services (“PCS”) licenses as more particularly described in Part 1 of Exhibit A attached hereto (the “FCC Licenses”) in the Basic Trading Areas (“BTAs”) indicated;
     WHEREAS, affiliates of the Parties have entered into that certain Addendum to GSM Operating Agreement, dated August 3, 2005, Section 8(i) of which provides Lessee with a right to lease certain spectrum from Lessor; and
     WHEREAS, Lessors and Lessee desire to enter into this Agreement in order: (i) to grant Lessee the right to use a portion of the spectrum covered by each FCC License, as identified in Part 2 of Exhibit A hereto (collectively, the “Leased Spectrum”) in certain named counties within each BTA also as identified in Part 2 of Exhibit A (a “Market” and collectively the “Markets” (ii) to establish the terms under which Lessee will operate facilities in the Market utilizing the Leased Spectrum; and (iii) to memorialize the respective rights and responsibilities of Lessors and Lessee with respect to use of the Leased Spectrum consistent with the Communications Act of 1934, as amended and the rules, regulations and policies of the FCC (collectively the “Communications Laws”) and the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1.
DEFINITIONS
     As used herein, the following terms have the following meanings:
     “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
     “FCC Licenses” shall have the meaning given it in the recitals.
     “FCC License Expiration Date” date shall mean as to each FCC License the date on which the then-effective term of such FCC License terminates.
     “Governmental Body” means any branch of any federal, state or local government, domestic or foreign, and any agency, bureau, commission, court, department or other instrumentality thereof.
     “Leased Spectrum” shall have the meaning given it in the recitals.
     “Lessee System” means a PCS System owned, operated or managed by Lessee or its Affiliates.
     “Lien” means any charge, claim, encumbrance, lien, pledge, security interest or right of others with respect to any asset.
     “PCS” means Personal Communications Services (as such term is defined in 47 C.F.R. § 24.5).
     “Person” means an individual, entity or Governmental Body.
     “Services” means any wireless service that can be provided utilizing the following technologies: (i) TDMA or UWC-136 (TIA/EIA/-136 series) as defined by TIA/EIA (Telecommunications Industry Association/Electronic Industries Alliance); and (ii) GSM, GPRS, EDGE, or W-CDMA/UMTS as defined by 3GPP (Third Generation Partnership Project).
     “System” means a mobile wireless communications system.

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ARTICLE 2.
LEASE; PAYMENTS
Section 2.1 Lease
     Subject to FCC consent to the leasing arrangement created hereby, Lessors hereby grant to Lessee the exclusive right to use the Leased Spectrum to provide Services during the term of this Agreement in accordance with the provisions hereof (“Spectrum Usage Rights”). The Parties intend this Agreement to create a long-term de facto transfer leasing arrangement (within the meaning of 47 C.F.R. § 1.9030). The spectrum leasing arrangement created hereby is not an assignment, sale, or transfer of the FCC Licenses. Lessee shall not hold itself out to the public as the holder of the FCC Licenses and shall not hold itself out as an FCC licensee by virtue of its having entered into the spectrum leasing arrangement created hereby.
Section 2.2 Scope of Spectrum Usage Rights
     The Spectrum Usage Rights granted hereunder convey to Lessee the exclusive right and obligation to use the Leased Spectrum and to exercise de facto control over the Leased Spectrum to the fullest extent permitted by the terms of this Agreement and 47 C.F.R. § 1.9030. Lessee shall receive all moneys and profits from use of the leased spectrum for the duration of the Agreement. The Spectrum Usage Rights granted to Lessee include the right and obligation to take all actions that Lessee deems necessary or desirable to construct, test, maintain, and operate a System on the Leased Spectrum in accordance with the Communications Laws.
Section 2.3 Lease Payments
     In exchange for the right to use the Leased Spectrum in each Market, Lessee shall pay to the respective Lessor the amount set forth in Part 3 of Exhibit A, payable in arrears every three months commencing three months after the Effective Date of this lease. The lease payment for the last full or partial quarter of the term shall be payable on the effective date of termination.
ARTICLE 3.
TERM; TERMINATION
Section 3.1 Term
     Subject to the provisions for earlier termination contained herein and further subject to the provisions of Section 3.4, this Agreement shall have a term commencing on the date of the FCC’s public notice announcing its consent to the leasing arrangement created hereby (the “Effective Date”), and continuing with respect to the Leased Spectrum in each Market for the number of months set forth in Part 2 of Exhibit A (the“Initial Term”); provided, however, that if the FCC License Expiration Date occurs earlier than the date designated “Lease Expiration Date” set forth in Part 2 of Exhibit A, then the Initial Term shall end on the FCC License Expiration Date and this Lease Agreement shall automatically be extended (the “Renewal Term”, and together with the

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Initial Term, the “Term”) so that the Initial Term and the Renewal Term total the number of months set forth in Part 2 of Exhibit A; provided further that in such event the parties shall cooperate to timely file a notification of such renewal prior to the FCC License Expiration Date and further that this Lease Agreement will continue in full force and effect with respect to Leased Spectrum in a Market or Markets so long as a renewal application for the FCC License covering that Market is pending at the FCC and the term set forth on Exhibit A has not expired.
Section 3.2 Termination
(a)	Either Party may terminate this Agreement on notice to the other Party:

(i) if the Effective Date does not occur within 180 days after the date hereof;

(ii) subject to Section 3.3 and Section 8.11, upon a material breach of this Agreement that is not cured within 30 days following notice thereof by the non-breaching Party; or

(iii) if the other Party (a) commences a voluntary case under Title 11 of the United States Bankruptcy Code, as from time to time in effect, or authorizes, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case; (b) has filed against it a petition commencing an involuntary case under Title 11 of the United States Bankruptcy Code, which remains undismissed or undischarged for 60 days after the date it is filed; (c) seeks relief as a debtor under any applicable law of any jurisdiction, other than Title 11 of the United States Bankruptcy Code, relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consents to or acquiesces in such relief; (d) has entered against it an order by a court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (e) makes an assignment for the benefit of, or enters into a composition agreement with, its creditors, or appoints or consents to the appointment of a receiver or other custodian for all or a substantial part of its property.
Section 3.3 Failure to Comply with FCC Rules
     If Lessee fails to comply with any applicable rules set forth in Chapter I of Title 47 of the Code of Federal Regulations or in any other applicable law, the spectrum leasing arrangement created hereby may be revoked, cancelled or terminated by the FCC. If Lessee fails in any Market to comply with any applicable rules set forth in Chapter I of Title 47 of the Code of Federal Regulations or in any other applicable law, the spectrum leasing arrangement in the applicable Market may be revoked, cancelled or terminated by

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the applicable Lessor in the event that the failure of compliance by such Lessee, if committed or omitted by Lessors with respect to the applicable FCC License, would entitle the FCC to revoke or decline to renew the applicable FCC License. Prior to any such revocation, cancellation or termination by Lessors, Lessors will provide Lessee with notice, and if Lessee is unable for any reason to cure such failure within 30 days, or such lesser period as may be permitted by the FCC, Lessors may terminate this Agreement upon notice to Lessee.
Section 3.4 Revocation or Cancellation of FCC Licenses
     If the FCC Licenses are revoked, cancelled, terminated, or otherwise cease to be in effect, including, without limitation, by reason of non-renewal, Lessee shall have no continuing authority or right to use the Leased Spectrum unless otherwise authorized by the FCC. Lessors will notify Lessee promptly if the FCC Licenses are revoked, cancelled, terminated, or otherwise cease to be in effect, including, without limitation, by reason of non-renewal, and such notice shall constitute notice of termination of this Agreement with respect to such Leased Spectrum. Lessors will notify Lessee promptly if the FCC takes any action that could reasonably be expected to result in the revocation, cancellation or termination of the FCC Licenses, or if the FCC Licenses otherwise cease to be in effect, and Lessors shall cooperate with Lessee in seeking FCC authorization to continue to use the Leased Spectrum.
Section 3.5 Effect of Termination
     Upon termination of this Agreement, all of Lessee’s right, title and interest in and to the Leased Spectrum shall automatically revert to the applicable Lessor, and the Parties shall have no further obligations to each other hereunder in respect of the FCC Licenses or Leased Spectrum, provided, that termination shall not relieve the Parties of liability for breach hereof. In the event of termination of this Agreement prior to the stated expiration date, Lessors shall notify the FCC within ten days thereafter.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
Section 4.1 Representations of Both Parties
     Each Party represents that (a) it is a corporation or limited liability company, as the case may be, duly organized and in good standing under the laws of the jurisdiction of its organization; (b) its execution and delivery of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all requisite action; (c) it has duly executed and delivered this Agreement; (d) this Agreement constitutes its valid and binding agreement, enforceable against such Party in accordance with its terms; (e) its execution and delivery of this Agreement, and the performance of its obligations hereunder, do not and will not (i) violate or conflict with, or result in a breach or default under, (ii) entitle any Person to modify, accelerate or terminate any rights, remedies or other provisions of, or (iii) require the consent or approval of, or any notice to or filing with, any Person (other than the FCC) under, (x) the constituent documents of such Party,

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(y) any law, rule, regulation, order, judgment or decree to which such Party or its assets are subject or (z) any instrument, agreement, arrangement or understanding by which such Party is bound; (f) there are no actions, claims or other proceedings pending or, to the knowledge of such Party, threatened against such Party that seek to delay or enjoin the transactions contemplated hereby; and (g) it satisfies the eligibility and qualification requirements applicable to a holder of the FCC Licenses under the Communications Laws.
Section 4.2 Additional Representations of Lessors
     Lessors represent as follows:
(a)	Each of the Lessors is the exclusive holder of the applicable FCC License, free and clear of all Liens, and no other person has any right, title or interest in or to the FCC Licenses, in each case except for arrangements that do not affect the Leased Spectrum. The FCC Licenses are in full force and effect.

(b)	Except for proceedings affecting the wireless industry generally, there is not pending or, to the knowledge of Lessors, threatened against Lessors or the FCC Licenses, nor do Lessors know of any basis for, any application, action, formal complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding before the FCC or any other Governmental Body, against Lessors or the FCC Licenses, which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, the FCC Licenses, or which seeks the imposition of any modification or amendment thereof, or the payment of a material fine, sanction, penalty, damages or contribution in connection with its use.

(c)	All material documents required to be filed at any time by Lessors with the FCC or any other Governmental Body pursuant to FCC rules and policies with respect to the FCC Licenses have been timely filed or the time period for such filing has not lapsed, except where the failure to timely file or make such filing would not be material. All of such filings are complete and correct in all material respects. The FCC Licenses are not subject to any conditions other than those appearing on its face and those imposed by FCC rules and policies. All amounts owed to the FCC in respect of the FCC Licenses have been timely paid and, as of the date hereof, no further amounts are due to the FCC in respect of the FCC Licenses.

(d)	Lessors are in compliance in all material respects with all laws, rules and regulations applicable to the FCC Licenses, including rules, regulations, policies and orders regarding implementation of the Communications Assistance for Law Enforcement Act of 1994, as amended (CALEA), wireless enhanced 911 (E911), telephone number portability, telephone service for the hearing impaired, the National Environmental Policy Act of 1969, as amended (NEPA), and other FCC rules and policies, and each Lessor has complied in all material respects with the terms and conditions of its FCC License, except in each case where non- compliance with any of the foregoing would not have a material adverse effect on

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its ability to enter into this Agreement or perform its obligations hereunder. Lessors have not received written notice of any complaint or order filed alleging any material non-compliance with respect to any such laws, rules or regulations, in each case (i) to the extent applicable to the FCC Licenses and (ii) except as would not have a material adverse effect on Lessors’ ability to enter into this Agreement or perform its obligations hereunder.

(e)	Lessors have certified to the FCC, where applicable, that the FCC Licenses have been built out at least to the minimum extent required by construction deadline(s) imposed by 47 C.F.R. § 24.203 and the FCC has granted or accepted such certification(s).

(f)	There are no microwave relocation agreements in respect of the FCC Licenses to which any of the Lessors or any of their Affiliates is a Party, and with respect to which either (x) Lessors have not fully completed performance or (y) the incumbent microwave licensee has not filed with the FCC (and provided to Lessors the ULS file numbers of) Applications or Notifications on Form 601 to relinquish its rights to the microwave path(s) that are the subject of such agreement. All cost sharing obligations (within the meaning of 47 C.F.R. § 24.239 et seq.) in respect of the FCC Licenses of which Lessors have been notified by the Clearinghouse (as defined below) have been paid.

(g)	Lessors do not hold the FCC Licenses pursuant to the small business or entrepreneur provisions of the FCC rules, and are not (in respect of the FCC Licenses) subject to the unjust enrichment requirements or transfer restrictions, of applicable FCC rules.

(h)	EXCEPT AS EXPRESSLY PROVIDED HEREIN, LESSORS HAVE NOT MADE AND DO NOT MAKE ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE FCC LICENSES OR THEIR SUITABILITY OR FITNESS FOR USE FOR ANY PURPOSE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LESSORS SHALL INCUR NO LIABILITY WHATSOEVER TO LESSEE ARISING OUT OF OR IN CONNECTION WITH LESSEE’S USE OR OPERATION OF THE FCC LICENSES.
ARTICLE 5.
COVENANTS AND AGREEMENTS
Section 5.1 Regulatory Compliance
(a)	The Parties shall promptly provide each other with all information reasonably necessary for, and shall otherwise cooperate in, the preparation and filing with the FCC of the requisite applications for approval of the spectrum leasing arrangement and any extensions or conversions hereof contemplated by this Agreement. The Parties shall file with the FCC, within ten (10) Business Days after the execution of this Agreement, such applications and other documents as

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may be necessary or advisable to obtain FCC approval of this leasing arrangement.

(b)	Each Party shall comply at all times with applicable rules set forth in Chapter I of Title 47 of the Code of Federal Regulations and with all other applicable laws. If one Party ceases to be compliance in any material respect with applicable FCC rules or policies or with any other applicable law, or receives a notice from the FCC or any other Governmental Body claiming that such Party is not in compliance with applicable FCC rules and policies, with respect to the FCC Licenses or the Leased Spectrum, as the case may be, such Party shall promptly notify, or deliver a copy of such notice to, the other Party.

(c)	The information contained in any application, notification, submission or report to the FCC by Lessors or Lessee in respect of the FCC Licenses or the Leased Spectrum shall be correct and complete in all material respects.

(d)	In the event of a proposed change of control of Lessee, subject to Section 8.4, Lessor shall, upon request of Lessee, cooperate in the filing with the FCC of application for FCC consent to, or, in the case of a change of control of Lessee that constitutes a pro forma transfer of control of Lessee (within the meaning of the FCC rules), any required notification to the FCC of, such change of control, as may be required by 47 C.F.R. § 1.9030.

(e)	The Parties acknowledge that Lessee is responsible for making all FCC filings relating to the Leased Spectrum, but that the FCC’s ULS system has not yet been updated to allow Lessee to make such filings. Consequently, until the FCC’s ULS system is so updated, Lessors shall make all FCC filings relating to the Leased Spectrum at the direction of and on behalf of the Lessee; provided that Lessee furnishes Lessors in writing with the text and all other information necessary for any such filing reasonably in advance of the filing deadline. In connection with such filings, Lessors shall have no liability to Lessee or any third Party resulting from (i) errors or omissions contained in the information provided by Lessee, or (ii) any such filing being filed late due to Lessee’s failure to provide the necessary information for any such filing reasonably in advance of the filing deadline. The cost of making any such filing by Lessors shall be reimbursed by Lessee on demand.

(f)	Lessee shall operate the Leased Spectrum in compliance with the Communications Laws or any other applicable law as it is primarily responsible for such compliance.

(g)	Lessors shall be entitled to rely on Lessee’s operations over the Leased Spectrum in demonstrating compliance with applicable FCC construction and substantial service requirements.

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Section 5.2 Lessors May Perform
     If Lessee fails to perform in any material aspect of its obligations under this Agreement or applicable FCC rules and policies in respect of the Leased Spectrum, Lessors may, but shall have no obligation to, with notice to Lessee, perform any act or make any payment that Lessors deem necessary for the maintenance and preservation of the FCC Licenses and Lessors’ ownership thereof. The cost of any such action or payment by Lessors shall be reimbursed by Lessee on demand, and any amounts that are not so reimbursed shall bear interest at a rate of twelve percent (12%) per annum from the date of demand until paid. The performance of any act or making of any payment by Lessors shall not be deemed a waiver by Lessors of any obligation or default by Lessee. In furtherance of the foregoing, Lessee shall cooperate fully with Lessors, and shall provide Lessors with access to Lessee’s owned and leased facilities, and its books and records and other information, relating to Lessee’s compliance with FCC rules and policies applicable to the Leased Spectrum.
Section 5.3 Maintenance of FCC Licenses
     Lessors shall maintain the validity and good standing of the FCC Licenses, and shall defend the FCC Licenses from all claims and challenges, subject to the other provisions of this Agreement in the event of claims or challenges arising out of Lessee’s lease, use or operation of the Leased Spectrum. Lessors shall notify Lessee promptly upon learning of any claim or challenge to the FCC Licenses (other than any claim or challenge that applies to PCS or cellular licenses generally). Lessors will undertake to timely file any application required for renewal of the FCC Licenses prior to the expiration of the term of the FCC Licenses. The renewal application shall include an affirmative statement that, subject to renewal of the FCC Licenses, the term of this Agreement shall extend beyond the end of the then-current FCC License term.
Section 5.4 Assessments and Fees
     Lessee shall pay all assessments, filing or recording fees, documentary stamp taxes, sales taxes, use taxes, personal property taxes, excise taxes, including value added taxes, and all other federal, state or local taxes (apart from any taxes on the overall net income or the overall net capital gains of Lessors) which may now or hereafter be imposed on or with respect to the Leased Spectrum or the leasing, rental, possession, use or operation of the Lease Spectrum, whether assessed to Lessors or Lessee.
Section 5.5 Regulatory Fees
     To the extent that regulatory fees in respect of the FCC Licenses or the Leased Spectrum are payable annually on a per-unit basis, Lessee shall pay the fees for those units associated with the subscribers served by its operations over the Leased Spectrum.
     Section 5.6 E911 Obligations
     The Parties agree that Lessee shall pay for, perform and be solely responsible for complying with any and all E911 obligations relating to the Systems that employ the

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Leased Spectrum, including, without limitation, obligations relating to E911 Phase I and Phase II “deployment requests” pursuant to 47 C.F.R. § 20.18 of the FCC rules (the “E911 Regulations”). For the avoidance of doubt, Lessee’s obligation hereunder is to comply with the E911 Regulations generally imposed by the FCC upon wireless carriers, generally, as opposed to any E911 obligations imposed by the FCC upon Lessors under its TDMA and GSM consent decrees.
Section 5.7 Confidentiality
     The Parties acknowledge that, in discharging their duties under this Agreement, proprietary information regarding one Party’s system or business operations (“confidential information”) may be provided to the other Party. The Parties acknowledge that each Party’s confidential information has been developed at considerable effort and expense and represents special, unique, and valuable proprietary assets of such Party, the value of which may be destroyed by unauthorized dissemination. Accordingly, each Party agrees that, except as required for the performance of this Agreement (including, without limitation, any required disclosure to the FCC or any other Governmental Body in connection herewith), neither it nor any of its agents shall disclose such confidential information to any Person for any reason whatsoever, such undertaking to be enforceable by injunctive or other equitable relief to prevent any violation or threatened violation thereof. The section shall not apply to confidential information that (i) is or becomes publicly available through no fault or breach of this section by Lessor or Lessee, (ii) is lawfully obtained from third parties without breaching any provision of any non-disclosure agreement, or (iii) is previously known or developed by the receiving Party independently of the disclosing Party. Additionally, the Parties will continue to hold all confidential information in strict confidence for a period of five (5) years from the date of termination of this Agreement.
ARTICLE 6.
INDEMNIFICATION
Section 6.1 Indemnification by Lessee
     Lessee will defend, indemnify and hold harmless Lessors and its Affiliates, and their respective shareholders, partners, members, directors, managers, employees and agents (the “Lessors Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, expenses (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a third-party claim (“Losses”) arising out of or incurred as a result of (a) the breach of any representation, warranty, covenant or agreement made by Lessee in this Agreement, (b) the lease, use or operation by Lessee (or its permitted successors or permitted assigns) of the Leased Spectrum and (c) the exercise by Lessors of their remedies hereunder (including Losses resulting from claims by Lessee’s customers).

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Section 6.2 Indemnification by Lessors
     Lessors will defend, indemnify and hold harmless Lessee and its Affiliates, and their respective shareholders, partners, members, directors, managers, employees and agents (the “Lessee Indemnified Parties”) from and against any and all Losses arising out of or incurred as a result of the breach of any representation, warranty, covenant or agreement made by Lessors in this Agreement.
Section 6.3 Notice and Defense of Claims
(a)	A Party claiming indemnification under this Article 6 (the “Asserting Party”) must promptly notify (in writing and in reasonable detail) the Party from which indemnification is sought (the “Defending Party”) of the nature and basis of such claim for indemnification. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party (a “Third Party Claim”), the Defending Party may elect to assume the defense of the Third Party Claim, at its own expense with counsel of its choosing, by notice to the Asserting Party given within 20 days after delivery of the Asserting Party’s notice, or at any time thereafter with the consent, not to be unreasonably withheld, of the Asserting Party. If the Defending Party assumes the defense of the Third Party Claim, the Asserting Party may participate in the defense of such Third Party Claim through counsel of its choosing, but the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim, provided, that no Defending Party shall, without the prior written consent of the Asserting Party, consent to the entry of any judgment against the Defending Party or enter into any settlement or compromise which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Asserting Party of a release, in form and substance reasonably satisfactory to the Asserting Party from all liability in respect of such claim or litigation or (ii) includes terms and conditions that adversely affect the Asserting Party.

(b)	If the Defending Party does not assume the defense of the Third Party Claim, the Asserting Party shall have the right (i) to control the defense thereof, and (ii) if the Asserting Party shall have notified the Defending Party of the Asserting Party’s intention to negotiate a settlement of the Third Party Claim (at the Defending Party’s expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, the Asserting Party may settle the Third Party Claim (at the Defending Party’s expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the third party claimant on account thereof. The Asserting Party and the Defending Party shall use all commercially reasonable efforts to cooperate fully

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with respect to the defense and settlement of any Third Party Claim covered by this Article 6.

(c)	The failure of any indemnified Party to give an indemnifying Party a notice of claim shall not relieve the indemnifying Party from any liability in respect of such claim, demand or action which it may have to such indemnified Party on account of the indemnity agreement of such indemnifying Party contained in this Article 6, except to the extent such indemnifying Party can establish actual prejudice and direct damages as a result thereof.
Section 6.4 No Consequential Damages
     Neither Party shall be liable to the other for any amounts representing the loss of profits, loss of business, or indirect, special, exemplary, consequential or punitive damages, arising from the performance or nonperformance of this Agreement or any acts or omissions associated therewith or related to the use of any items or services furnished hereunder, whether the basis of liability is breach of contract, tort (including negligence or strict liability), statutes, or any other legal theory.
ARTICLE 7.
DISPUTE RESOLUTION
Section 7.1 Dispute Resolution
     In the event of any controversy or claim of any nature arising out of or relating to this Agreement or the breach, termination or validity thereof, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory, or any subject matter governed by this Agreement (a “Dispute”) the Parties agree to comply with the dispute resolution procedure set forth in this Article 7.
Section 7.2 Claims Procedures
     If a Party shall have a Dispute, that Party shall provide written notification to the other Party in accordance with Section 8.7, in the form of a claim identifying the issue or amount disputed and including a detailed reason for the claim. The Party against whom the claim is made shall respond in writing to the claim within 15 days from the date of receipt of the claim document.
Section 7.3 Escalation Procedure
     At the written request of either Party, each Party shall identify a knowledgeable, responsible representative to meet and negotiate in good faith to resolve the Dispute. The business representatives will meet (either by phone or in person) and attempt to resolve the Dispute within 15 days of receiving the written request. If the Dispute is not resolved by the business representatives within 30 days of their first meeting, then the Dispute shall be submitted to binding arbitration pursuant to Section 7.4.

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Section 7.4 Binding Arbitration
     All Disputes that are not resolved pursuant to Section 7.3 shall be resolved solely and exclusively by arbitration to be held in New York, New York, by the CPR Institute for Dispute Resolution (“CPR”) in accordance with the provisions of this Section 7.4 and the CPR Rules for Non-Administered Arbitration (the “CPR Rules”) to the extent such Rules do not conflict with this paragraph and this Agreement.
(a)	The Party commencing arbitration (the “Claimant”) shall deliver to the other Party (the “Respondent”) a notice of arbitration in accordance with the CPR Rules. The arbitration shall be deemed commenced as to any Respondent on the date on which the notice of arbitration is received by the Respondent (the date of receipt of notice of arbitration being referred to herein as “Commencement”). The Respondent’s notice of defense shall be served upon the Claimant within ten days after Commencement.

(b)	The arbitration shall be conducted by a single arbitrator, knowledgeable in the legal and technical aspects of the Dispute, appointed by CPR.

(c)	Discovery shall be limited to the production of documents to be used by each Party to prove or defend against the claims and counterclaims alleged in the notices of arbitration and defense and, if depositions are required, each Party shall be limited to three depositions of no longer than three hours each. If the arbitrator decides to hold an evidentiary hearing, each Party’s presentation of its case, including its direct and rebuttal testimony, shall be limited to three days.

(d)	The arbitrator shall issue an order preventing the Parties, CPR and any other Participants to the arbitration from disclosing to any third party any information obtained in the arbitration, including discovery documents, evidence, testimony and the award except as may be required by law.

(e)	All requests for injunctive relief shall be decided by the arbitrator, provided, however, that requests for temporary injunctive relief may be submitted to a court of competent jurisdiction if the arbitrator has not yet been appointed. The arbitrator shall have the authority to modify any injunctive relief granted by such a court.

(f)	The arbitration award shall: (i) be in writing; (ii) state only the damages and injunctive relief granted, if any, and the Parties’ respective liability for the costs of arbitration; (iii) be made final as soon as practicable, but in any event within 60 days of Commencement; and (iv) be entered by either Party in any court of competent jurisdiction, provided, that the Party entering the award shall request that the court prevent the award from becoming publicly available except as may be required by law. The arbitrator shall not limit, expand or otherwise modify the terms of this Agreement, and shall not award punitive or other damages in excess of compensatory damages. The arbitrator shall orally state the reasoning on which the award rests but shall not state such reasoning in any writing.

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(g)	The Party that is not the substantially prevailing Party in the arbitration shall bear the costs of arbitration. If neither Party is the substantially prevailing Party in the arbitration, the arbitrator shall apportion the costs of arbitration in accordance with the result of the arbitration. The costs of arbitration shall include the reasonable fees and expenses of legal and other professional advisers to the Parties incurred in connection with the arbitration.

(h)	The Parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either Party with respect to any claim or defense made by any third party.
ARTICLE 8.
MISCELLANEOUS
Section 8.1 Entire Agreement
     This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.
Section 8.2 Amendments
     No amendment, modification, change or waiver of any provision of this Agreement shall be valid except by an agreement in writing executed by the Parties hereto. Except as otherwise expressly set forth herein, no failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.
Section 8.3 Severability; Reformation
(a)	Subject to paragraph (b) below, if any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (i) alter the terms of this Agreement, (ii) diminish the benefits of this Agreement or (iii) increase the burdens of this Agreement, for any Person.

(b)	If the FCC should change its rules or policies, or take or omit to take any action, whether on its own initiative or by petition from another Person, in a manner that would (i) adversely affect the enforceability of this Agreement in whole or in material part, (ii) challenge or deny the authority of Lessee to lease, use or operate

14

the Leased Spectrum, or (iii) alter in any material respect the relative benefits and burdens of this Agreement, then the Parties shall promptly seek to negotiate in good faith to amend this Agreement so as to eliminate or make unobjectionable any portion that is the subject of any FCC action, while preserving the original bargain of the Parties to the maximum extent possible. If the Parties are unable to negotiate any such amendment, then either Party may terminate this Agreement by notice to the other Party (it being understood that the content of any such amendment shall not be subject to arbitration under Section 7.4).
Section 8.4 Successors and Assigns
     This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties, provided, that neither Party shall assign its rights or delegate its duties hereunder (including by operation of law) without the prior written consent, which shall not be unreasonably withheld, of the other party, except that (i) a party may, upon notice to the other party and subject to the FCC rules, effect a pro forma assignment (within the meaning of the FCC rules) of this Agreement, provided that no such assignment shall relieve the assignor of its obligations hereunder, and (ii) each of the Lessors may assign its rights and delegate its duties hereunder in connection with an assignment or transfer of control of the FCC Licenses, provided that the assignee assumes in writing the obligations of Lessors hereunder. Notwithstanding the foregoing, the spectrum leasing arrangement created hereby shall not be assigned to any entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the applicable rules as set forth in subpart X of Part 1 of Chapter I of Title 47 of the Code Federal Regulations. Lessors shall not consent to any assignment of the spectrum leasing arrangement created hereby unless such assignment complies with applicable FCC rules and regulations.
Section 8.5 Relationship of Parties
     The relationship between Lessors and Lessee is that of lessor and lessee. Except as otherwise expressly provided in this Agreement or the FCC rules and policies, Lessee shall not at any time for any purpose whatsoever be or become the agent of Lessors, and Lessors shall not be responsible for the acts or omissions of Lessee or its agents by virtue of its status as Lessors hereunder.
Section 8.6 No Third Party Beneficiaries
     Nothing herein, expressed or implied, is intended to or shall confer on any person other than the Parties hereto, and the Persons entitled to indemnification hereunder, any rights, remedies, obligations or liabilities.
     Section 8.7 Notices
     All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by fax, overnight courier or electronic mail (provided that communications sent by

15

electronic mail are concurrently sent by fax or overnight courier) in accordance with this Section 8.7), to the following addresses:
     If to Lessors:
[insert name, address, phone, fax and email]
     with a required copy (which shall not constitute notice) to:
[insert name, address, phone, fax and email]
     If to Lessee:
[insert name, address, phone, fax and email]
     with a required copy (which shall not constitute notice) to:
[insert name, address, phone, fax and email]
     The burden of proving receipt of notice when notice is transmitted by fax or electronic mail shall be the responsibility of the Party providing such notice.
Section 8.8 Expenses
     Except as expressly provided herein, each Party shall bear its own costs, including any legal fees and expenses, incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.
Section 8.9 Governing Law
     This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without application of principles of conflicts of law.
Section 8.10 Specific Performance
     The Parties agree that the FCC Licenses and the Leased Spectrum are unique, and that irreparable damage will occur in the event that either Party fails to perform its obligations hereunder in accordance with the terms of this Agreement, and that (subject to Article 7) the Parties shall therefore be entitled to specific performance in such event, in addition to any other remedy available at law or in equity.
Section 8.11 Force Majeure
     Except as otherwise provided in Section 3.3, if by reason of Force Majeure either Party is unable in whole or in part to perform its obligations hereunder, such Party shall not be deemed in violation or default of this Agreement during the period of such inability; provided, that if the non-performing Party has not restored its performance in all material respects within 180 days, the other Party may terminate this Agreement by

16

notice to the non-performing Party. “Force Majeure” means any act of God, acts of public enemies, orders of any Governmental Body which are not the result of a breach of this Agreement, orders of any military authority, insurrections, riots, terrorism, epidemics, fires, civil disturbances, explosions, or any other similar cause or event not reasonably within the control of the adversely affected Party (it being understood that the inability to pay money shall not be considered Force Majeure). The non-performing Party shall (i) notify the other Party promptly of any Force Majeure event, (ii) diligently use commercially reasonable efforts to restore its performance, and (iii) keep the other Party reasonably informed of the steps it is taking to restore its performance.
Section 8.12 Interpretation
     As both Parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either Party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (b) “including” has the inclusive meaning frequently identified with the phrase “including, but not limited to,” (c) references to “hereof,” “hereunder” or “herein” or words of similar import relate to this Agreement, (d) when a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated, and (e) the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. The section headings contained in this Agreement are solely for the purpose of reference, and shall not affect the meaning or interpretation of this Agreement. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number and any other gender as the context of this Agreement requires.
Section 8.13 Counterparts
     This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.
[remainder of this page intentionally left blank — signature page follows]

17

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day and year first above written.
[INSERT NAME(S) OF LESSOR ENTITY(IES)]

By:

Name:
Title:
[INSERT NAME(S) OF LESSEE ENTITY(IES)]

By

Name:
Title:

18

EXHIBIT A
FCC LICENSES; LEASED SPECTRUM
Part 1
Description of FCC Licenses

Call Sign	Licensee	Market Name (No.)	Block

Part 2
Leased Spectrum

Call Sign	BTA	Lessee	Market (by County)	Block	Frequencies (MHz)	Lease Expiration Date

Part 3
Lease Term and Payments

Call Sign	BTA	Market (by County)	Lease Term	Quarterly Lease Payment

Exhibit 8(ii)
Form of License Purchase Agreement

LICENSE PURCHASE AGREEMENT
by and between
[Cingular Entity]
and
DOBSON CELLULAR SYSTEMS, INC.
Dated [          ] [__], 2005

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	AGREEMENTS AND PURCHASE PRICE	4

2.1	Sale of the Disaggregated Licenses	4

2.2	Purchase Price	4

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF CINGULAR AND SELLER	4

3.1	Organization; Qualification	4

3.2	Authorization; Execution and Delivery	4

3.3	No Conflicts; Consents	4

3.4	Claims and Litigation	4

3.5	Certain Fees	5

3.6	Title to the Disaggregated Licenses	5

3.7	Validity of Seller Licenses	5

3.8	No Violation, Litigation or Regulatory Action	5

3.9	Orders; Contracts; Agreements	5

3.10	FCC Matters	6

3.11	Microwave Relocation Matters	6

3.12	Disclaimer of Other Representations and Warranties	6

ARTICLE 4	REPRESENTATIONS OF PURCHASER	6

4.1	Organization; Qualification	6

4.2	Authorization, Execution and Delivery	7

4.3	No Conflicts; Consents	7

4.4	Claims and Litigation	7

4.5	FCC Authorizations	7

4.6	Certain Fees	7

4.7	Disclaimer of Other Representations and Warranties	7

ARTICLE 5	COVENANTS	7

5.1	Governmental Approvals	7

5.3	Covenants with Respect to Satisfaction of Closing Conditions	8

5.4	Microwave Relocation Costs	8

ARTICLE 6	CONFIDENTIALITY	8

6.1	Press Releases and Confidentiality	8

- i -

6.2	Disclosures Required by Law or in Connection With Consents	8

ARTICLE 7	CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE	8

7.1	Conditions Precedent to Purchaser’s Obligation to Close	8

7.2	Conditions Precedent to Seller’s Obligation to Close	9

7.3	Waiver of Conditions, Etc.	10

ARTICLE 8	CLOSING AND CLOSING DELIVERIES	10

8.1	Closing	10

8.2	Deliveries at the Closing	10

ARTICLE 9	INDEMNIFICATION AND OTHER MATTERS	11

9.1	Indemnification by Seller	11

9.2	Indemnification by Purchaser	11

9.3	Limitation of Liability	11

9.4	Exclusive Remedy	11

9.5	Survival of Representations and Warranties	11

9.6	Payment	12

ARTICLE 10	TERMINATION	12

10.1	Termination	12

10.2	Effect of Termination	12

ARTICLE 11	MISCELLANEOUS	12

11.1	Additional Instruments of Transfer	12

11.2	Notices	13

11.3	Expenses	14

11.4	Transfer Taxes	14

11.5	Governing Law	14

11.6	Assignment	14

11.7	Amendments; Waivers	14

11.8	Entire Agreement	14

11.9	Counterparts; Facsimile Signatures	15

11.10	Severability	15

11.11	Section Headings	15

11.12	Interpretation	15

11.13	Third Parties	15
 - ii -

LICENSE PURCHASE AGREEMENT
     THIS LICENSE PURCHASE AGREEMENT (this “Agreement”), dated the [___] day of [___], 2005, is by and between [Cingular Entity], a [                    ], (“Seller”) and DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation, (“Purchaser”).
RECITALS
     WHEREAS, Seller holds the FCC licenses and authorizations to construct, own and operate the wireless communications systems set forth on Exhibit A hereto (the “Seller Licenses”);
     WHEREAS, Seller desires to disaggregate or partition, as either or both may be required, from each Seller License all of its right, title and interest in and to an aggregate of 10 MHz of spectrum on the frequencies and in the Basic Trading Area (“BTA”) and the respective county(ies) therein as set forth on Exhibit A under the heading Disaggregated Licenses (individually “Disaggregated License” and collectively the “Disaggregated Licenses”) and to sell the Disaggregated Licenses to Purchaser on the terms and subject to the conditions set forth herein; and
     WHEREAS, Purchaser desires to purchase the Disaggregated Licenses from Seller on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the recitals and of the covenants, warranties, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:
ARTICLE 1
DEFINITIONS
     The following terms have the following meanings:
     1.1 “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.
     1.2 “Agreement” shall have the meaning set forth in the preamble.
     1.3 “Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or day on which banking institutions in New York are authorized or obligated by law or executive order to be closed.
     1.4 “Closing” shall have the meaning ascribed to such term in Section 8.1.
     1.5 “Closing Date” shall have the meaning ascribed to such term in Section 8.1.
     1.6 “Communications Act” shall mean the Communications Act of 1934, as amended.

     1.7 “Confidentiality Agreement” shall have the meaning ascribed to such term in Section 8.1.
     1.8 “Default” shall mean (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation, or (c) with respect to any contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination or cancellation or a right to receive damages or a payment of penalties.
     1.9 “Disaggregated License” or “Disaggregated Licenses” shall have the meaning set forth in the Second Recital.
     1.10 “FCC” shall mean the Federal Communications Commission.
     1.11 “FCC Consent” shall mean the consent of the FCC to the transfer and assignment of the Disaggregated Licenses in connection with the License Sale, all in accordance with the terms of this Agreement.
     1.13 “Final Order” shall mean an action or decision as to which (a) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (b) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (c) the relevant Governmental Authority does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (d) no appeal is pending or in effect, including other administrative or judicial review, and any deadline for filing any such appeal that may be designated by Law has passed.
     1.14 “Governmental Authority” shall mean a federal, state or local court, legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.
     1.15 “Knowledge” for Sellers shall mean any matter known or that should have been known to Carol Tacker, William Kreisher or David Richards, and “Knowledge” for Purchasers shall mean any matter known or that should have been known to            Ronald L. Ripley or Thomas A. Coates.
     1.16 “Laws” shall mean any federal, state or municipal statute, law (including common law), code, ordinance, regulation, judgment, decree, injunction, ruling, order or rule of any Governmental Authority.
     1.17 “License Sale” shall have the meaning ascribed to such term in Section 2.1.
     1.18 “Lien” shall mean any security interests, liens, pledges, charges, encroachments, defects of title, options, rights of first refusal, easements or any other encumbrance or restriction on the use or exercise of any attribute of ownership, including any license restrictions that are different from those conditions or restrictions routinely applied to licensees and licenses for PCS wireless communications systems.
     1.19 “Material Adverse Effect” shall mean any event, occurrence, fact, condition, change, development or effect that has or is reasonably likely to have a material adverse effect on the Disaggregated Licenses; provided, however, that, in no event shall any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any event, occurrence, fact, condition, change, development or effect resulting from (1) compliance by Seller with the terms and conditions of this Agreement, (2) the announcement or pendency of the transactions contemplated by this Agreement (including, without limitation, any actions by competitors), (3) changes affecting the wireless communication industry generally or the economy generally, (4) any action taken by the Purchaser or its Affiliates relating to the Seller Licenses, (5) an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism; (B) any event, occurrence, fact, condition, change, development or effect that Seller can reasonably demonstrate Purchaser and its Affiliates have Knowledge of prior to the date hereof; (C) any changes in legal, regulatory or political conditions; or (D) any changes in accounting principles generally accepted in the United States consistently applied (“GAAP”).
     1.20 “Organizational Documents” shall mean, with respect to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person.
     1.21 “Person” shall mean any corporation, partnership, limited liability company, joint venture, business association, other entity, individual or Governmental Authority.
     1.22 “Purchase Price” shall have the meaning ascribed to such term in Section 2.2.
     1.23 “Required Consents” shall have the meaning ascribed to such term in Section 3.3.
     1.24 “Seller Licenses” shall have the meaning set forth in the First Recital.
     1.25 “Tax” or “Taxes” shall mean any taxes, duties, assessments, fees, levies, or similar governmental charges, together with any interest, penalties, and additions to tax, imposed by any taxing authority, wherever located, including all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, telecommunications, utility user, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem or occupation tax, or any other similar governmental charge or imposition.
     1.26 “Tax Return” shall mean any return, report, statement, schedule, notice, form or other document or information required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax.
     1.27 “Transaction Documents” shall mean this Agreement and all other agreements, documents and instruments executed in connection herewith or required to be executed and/or delivered by the parties or any one of them in accordance with the provisions of this Agreement.
     1.28 “Transactions” shall mean the transactions contemplated by this Agreement and each of the other Transaction Documents.

ARTICLE 2
AGREEMENTS AND PURCHASE PRICE
     2.1 Sale of the Disaggregated Licenses. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall assign, transfer, deliver and convey to Purchaser, and Purchaser shall purchase, accept and acquire, all of Seller’s rights, title and interests in the Disaggregated Licenses, free and clear of all Liens (the “License Sale”).
     2.2 Purchase Price. As consideration for the assignment of the Disaggregated Licenses to Purchaser, at the Closing, Purchaser shall pay to Seller an amount equal to Six Million Dollars ($6,000,000) (the “Purchase Price”) by wire transfer of immediately available funds in accordance with written instructions provided by Seller prior to the Closing.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER
     Seller hereby represents and warrants to the Purchaser that, as of the date hereof:
     3.1 Organization; Qualification. Seller is duly formed, validly existing and in good standing under the Laws of the state of its organization, with full power and authority to own and operate its properties and to carry on its businesses as are now being conducted, to execute, deliver and, subject to obtaining the Required Consents, perform its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions.
     3.2 Authorization; Execution and Delivery. The execution, delivery and performance of the Transaction Documents by Seller have been duly and validly authorized and approved by all necessary action. This Agreement is, and each of the other Transaction Documents when executed and delivered will be, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and general equitable principles.
     3.3 No Conflicts; Consents. Except for (i) such notifications and applications as required by Section 5.1, and (ii) the FCC Consent, ((i) and (ii) collectively, the “Required Consents”), neither the execution and delivery of this Agreement or any of the other Transaction Documents by Seller, nor the performance by it of the transactions contemplated hereby or thereby will result in a Default or create a Lien under any term, condition or provision of, or require the consent, authorization or approval of, any Person or Governmental Authority under, (a) any Law to which any Seller or the Seller Licenses is subject, (b) the Organizational Documents of Seller or (c) any agreement or instrument to which Seller is a party or bound; except to the extent such Default or Lien could not reasonably be expected to result in a Material Adverse Effect.
     3.4 Claims and Litigation. As of the date of this Agreement, there is no pending threat or, to Seller’s Knowledge, threatened claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment pending, or, to Seller’s Knowledge, threatened against or relating to their assets or businesses that would have an adverse effect on the Seller Licenses or the Seller’s ability to perform its obligations under the Transaction Documents.

     3.5 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on Seller’s behalf in connection with the Transaction Documents or the Transactions, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Purchaser or any of its Affiliates.
     3.6 Title to the Disaggregated Licenses. Seller has good and marketable title to the Seller Licenses, free and clear of all Liens. Upon delivery to Purchaser on the Closing Date, Purchaser will hold good and marketable title to the Disaggregated Licenses, subject to no indebtedness or Liens.
     3.7 Validity of Seller Licenses. Seller has performed all of its material obligations required to have been performed under the Seller Licenses, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach of, or default under, the Seller Licenses which permits or, after notice or lapse of time or both, would permit revocation, cancellation, suspension, termination or material adverse modification of the Seller Licenses, or which might adversely affect in any material respect the rights of Seller under the Seller Licenses or its ability to consummate the Transactions. No notice of cancellation or default concerning the Seller Licenses, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller, and the Seller Licenses are valid, existing and in full force and effect. Seller has no reason to believe that the Seller Licenses are not likely to be renewed in the ordinary course. The Seller Licenses (i) were granted on the grant date specified on Exhibit A and (ii) expire on the expiration date specified on Exhibit A. The file number and grant or acceptance date for each applicable construction benchmark notification are also specified on Exhibit A. Seller has submitted to the FCC, on FCC Form 601, a timely notification of its satisfaction of the five-year construction benchmark applicable to each Seller License held by it as mandated by 47 C.F.R. § 24.203. The factual assertions of Seller in such Form 601 were, when filed, true and correct in all material respects.
     3.8 No Violation, Litigation or Regulatory Action.
     (a) Seller has complied in all material respects with all Laws which are applicable to the Seller Licenses or to Seller’s ownership, operation and holding thereof, including, without limitation, Section 310(b) of the Communications Act and all rules, regulations or policies of the FCC promulgated thereunder with respect to alien ownership. Seller is qualified under the FCC’s rules and the Communications Act to hold and convey the Disaggregated Licenses. There are no facts or circumstances relating to the FCC qualifications of Seller or any of its Affiliates that would prevent or materially delay the FCC’s grant of any FCC Form 603 (or other appropriate form) application under FCC rules and the Communications Act.
     (b) Other than regulatory proceedings of general applicability, there is no claim, action, suit, investigation or other proceeding pending or threatened against Seller or its respective assets, including the Seller Licenses, which, individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension, termination or material adverse modification of the Seller Licenses, or would reasonably be expected to have a material adverse effect on (i) the Seller Licenses or (ii) the ability of Seller to perform its obligations hereunder, nor is Seller aware of any reasonable basis for any such claim, action, suit, investigation or proceeding.
     3.9 Orders; Contracts; Agreements. The execution, delivery and performance by Seller of the Transaction Documents (with or without the giving of notice, the lapse of time, or both) will not result in the creation or imposition of any Lien upon the Seller Licenses. Except for the Required Consents, the Seller Licenses are not subject to (a) any note, indenture, mortgage, lease, license, franchise, permit or other restriction or obligation to which Seller is a party or by which Seller or Seller’s assets are bound, or (b) any judgment, order, award or decree of any foreign, federal or state court or tribunal or any award in any binding arbitration proceeding (collectively, a “Court Order”) to which Seller is a party or with respect to which Seller’s assets are bound. Seller is not subject to, or in default under, any outstanding Court Order, and there are no contracts or agreements to which Seller or any of its Affiliates is a party, which (in the case of each of the foregoing clauses) individually or collectively, either would reasonably be expected to result in the revocation, cancellation, suspension, termination, or material adverse modification of the Seller Licenses or would reasonably be expected to have an adverse effect on (i) the Seller Licenses or (ii) the ability of Seller to perform its obligations hereunder.
     3.10 FCC Matters. The Seller Licenses are validly held in Seller’s name. Seller is the exclusive authorized, legal holder of the Seller Licenses. The Seller Licenses authorize, without further consent or authorization from the FCC, the construction and operation of a PCS system in the license areas indicated on Exhibit A. The Seller Licenses are valid and in full force and effect without condition, except those conditions stated on the Seller Licenses and except conditions applicable to holders of broadband personal communications licenses generally. All material reports and other documents required to be filed by Seller and its Affiliates with the FCC and with state regulatory authorities with respect to the Seller Licenses have been filed. All such reports and documents are correct in all material respects.
     3.11 Microwave Relocation Matters.
     (a) Seller is not a party to any contract, agreement or understanding, oral or written, providing for the relocation of microwave service providers or the sharing of any costs associated with any such relocation with respect to the Seller Licenses.
     (b) To the knowledge of Seller, no microwave relocation activities, actions or efforts are planned or in progress with respect to the Seller Licenses.
     (c) Seller has timely filed any requisite Prior Coordination Notices with the PCIA Microwave Clearinghouse as to each radio facility that it has constructed using the spectrum associated with the Seller Licenses, and Seller has paid in full all of its cost-sharing obligations related to the use of the spectrum associated with the Seller Licenses of which it has been notified by the PCIA Microwave Clearinghouse.
     3.12 Seller has certified to the FCC, where applicable, that the Seller Licenses have been built out at least to the minimum extent required by construction deadline(s) imposed by 47 C.F.R. § 24.203 and the FCC has granted or accepted such certifications.
     3.13 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING THE SELLER LICENSES.
ARTICLE 4
REPRESENTATIONS OF PURCHASER
     Purchaser hereby represents and warrants to Seller that, as of the date hereof:
     4.1 Organization; Qualification. Purchaser is duly formed, validly existing and in good standing under the Laws of the state of its formation, with full power and authority to own and operate its respective properties and to carry on its respective businesses as are now being conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions.
     4.2 Authorization, Execution and Delivery. The execution, delivery and performance of the Transaction Documents by Purchaser have been duly and validly authorized and approved by all necessary action. This Agreement is, and each of the other Transaction Documents when executed and delivered will be, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and general equitable principles.
     4.3 No Conflicts; Consents. Except for (i) such notifications and applications as required by Section 5.1 and (ii) the FCC Consent, neither the execution and delivery of this Agreement or any of the other Transaction Documents by Purchaser nor the performance by Purchaser of the transactions contemplated hereby or thereby will result in a Default or create a Lien under any term, condition or provision of, or require the consent, authorization or approval of, any Person or Governmental Authority under, (a) any Law to which Purchaser is subject, (b) any of the Organizational Documents of Purchaser or (c) any agreement or instrument to which Purchaser is a party or bound.
     4.4 Claims and Litigation. As of the date of this Agreement, there is no pending or, to Purchaser’s Knowledge, threatened claim, legal action, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment pending, or, to Purchaser’s Knowledge, threatened against or relating to its assets or business that would have an adverse effect on its ability to perform its obligations under the Transaction Documents.
     4.5 FCC Authorizations. Purchaser is legally qualified to (A) receive and hold the Disaggregated Licenses to be acquired hereby and (B) receive any authorization or approval from any Governmental Authority necessary for it to acquire any such Disaggregated License.
     4.6 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on Purchaser’s behalf in connection with the Transaction Documents or the transactions contemplated thereby, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to Seller or any of its Affiliates.
     4.7 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT, PURCHASER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.
ARTICLE 5
COVENANTS
     5.1 Governmental Approvals. Seller and Purchaser shall file with the FCC, within ten (10) Business Days after the execution of this Agreement, such applications and other documents as may be necessary or advisable to obtain FCC approval of the Transactions. Seller and Purchaser each agree to take all necessary actions, including filing all necessary regulatory notifications (including the requisite notices of consummation to be filed with the FCC) and seeking all necessary regulatory approvals, in order to secure all necessary approvals of any Governmental Authority to consummate the transactions contemplated by this Agreement, and diligently to pursue the processing of any such applications and filings before the FCC and other applicable Governmental Authorities.
5.2 Covenants with Respect to Satisfaction of Closing Conditions
     (a) Each party shall reasonably cooperate with the other party, and will do all things reasonably necessary to assist the other party, to obtain all consents and approvals of Persons required to consummate the Transactions, as promptly as practicable, including the furnishing of financial and other information specifically with respect to it or its Affiliates reasonably required by the Person or Governmental Authority whose consent or approval is being sought.
     (b) Each party shall use commercially reasonable efforts to satisfy, or assist the other party (as appropriate) in satisfying, prior to the Closing Date, as applicable, the closing conditions set forth in this Agreement.
     5.3 [Reserved]
     5.4 Microwave Relocation Costs.
     Seller shall be responsible for and pay all costs, expenses, liabilities and obligations for microwave relocation triggered by Seller’s operations on the spectrum encompassed within the Seller Licenses prior to the Closing. After the Closing, except as set forth in the preceding sentence, Purchaser shall be responsible for microwave relocation related to the Disaggregated Licenses in accordance with the rules and regulations of the FCC.
ARTICLE 6
CONFIDENTIALITY
     6.1 Press Releases and Confidentiality. Subject to the provisions of Section 6.2, no press release or public disclosure or disclosure to any third party, either written or oral, of the existence or terms of this Agreement shall be made by a party without the prior written consent of the other party in each instance, and each party shall each furnish to the other party advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which such party proposes to make such press release.
     6.2 Disclosures Required by Law or in Connection With Consents. This Article 6 shall not, however, be construed to prohibit either party from making any disclosures to any Governmental Authority that it is required to make by Law or from filing this Agreement with, or disclosing the terms of this Agreement to, any Governmental Authority (including the FCC) or Person in connection with obtaining the consent or approval of such Governmental Authority or Person that the disclosing party is obligated to seek pursuant to the terms of this Agreement; provided that the disclosing party shall satisfy those requirements provided in the Confidentiality Agreement for the continuing protection of confidential information required to be disclosed.
ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE
     7.1 Conditions Precedent to Purchaser’s Obligation to Close. The obligation of Purchaser to consummate the Transactions contemplated by this Agreement shall be conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived in writing by Purchaser:
     (a) Accuracy of Representations and Warranties; Performance of this Agreement. Seller’s representations and warranties in Article 3 shall be true and correct as of the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date), except to the extent that the failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not have a Material Adverse Effect, provided that if any portion of any representation or warranty is already qualified by materiality or material adverse effect, for purposes solely of determining whether this first sentence of Section 7.1(a) has been satisfied, all such materiality and material adverse effect qualifiers shall be disregarded. Seller shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement and each other Transaction Document to be performed or complied with by Seller on or prior to the Closing. Seller shall have furnished Purchaser with a certificate of an officer of Seller, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions (the “Seller Bring-Down Certificate”).
     (b) FCC Consent. The FCC Consent shall have been obtained and become a Final Order, without the imposition of any terms, conditions or provisions on Purchaser or its Affiliates outside the ordinary course of business; provided that Purchaser may in accordance with this Agreement waive the condition that the FCC Consent shall have become a Final Order.
     (c) Required Consent. All Required Consents shall have been obtained.
     (d) Closing Deliveries. Seller shall have delivered to Purchaser the closing deliveries required in Section 8.2.
     (e) Adverse Proceedings. On the Closing Date, no judgment, injunction, restraining order or decree of any nature of any court of competent jurisdiction or other Governmental Authority shall be in effect that restrains or prohibits a party to this Agreement from consummating any transaction contemplated by the Transaction Documents.
     7.2 Conditions Precedent to Seller’s Obligation to Close. The obligation of Seller to consummate the Transactions contemplated by this Agreement shall be conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived in writing by Seller:
     (a) Accuracy of Representations and Warranties; Performance of this Agreement. Purchaser’s representations and warranties in Article 4 shall be true and correct as of the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date), except to the extent that the failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not prevent or have a material adverse effect on the Purchaser’s ability to perform its obligations under the Transaction Documents, provided that if any portion of any representation or warranty is already qualified by materiality or material adverse effect, for purposes solely of determining whether this first sentence of Section 7.2(a) has been satisfied, all such materiality and material adverse effect qualifiers shall be disregarded. Purchaser shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement and each other Transaction Document to be performed or complied with by Purchaser on or prior to the Closing. Purchaser shall have furnished Seller with a certificate of an officer of Purchaser, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions (the “Purchaser Bring-Down Certificate”).

     (b) FCC Consent. The FCC Consent shall have been obtained and become a Final Order, without the imposition of any terms, conditions or provisions on Seller or its Affiliates outside the ordinary course of business; provided that Seller may in accordance with this Agreement waive the condition that the FCC Consent shall have become a Final Order.
     (c) Required Consent. All Required Consents shall have been obtained.
     (d) Closing Deliveries. Purchaser shall have delivered to Seller the closing deliveries required in Section 8.2.
     (e) Adverse Proceedings. On the Closing Date, no judgment, injunction, restraining order or decree of any nature of any court of competent jurisdiction or other Governmental Authority shall be in effect that restrains or prohibits a party to this Agreement from consummating any transaction contemplated by the Transaction Documents.
     7.3 Waiver of Conditions, Etc. Notwithstanding anything to the contrary contained in this Article 7, either party to this Agreement may, in its sole discretion, waive in a signed writing any condition to its obligation to consummate the transactions contemplated by this Agreement. No party to this Agreement may rely on the failure of any condition set forth in this Article 7 to be satisfied if the failure of such condition to be satisfied is the result of the breach of this Agreement by such party or, in the case of a breach of the condition set forth in Sections 7.1(e) or 7.2(e), if such party shall not have used commercially reasonable efforts to prevent the entry of such judgment, injunction, restraining order or decree and to appeal as expeditiously as possible any such judgment, injunction, restraining order or decree that may be entered.
ARTICLE 8
CLOSING AND CLOSING DELIVERIES
     8.1 Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, no later than five (5) Business Days following the satisfaction of the conditions described in Section 7 (the “Closing Date”).
     8.2 Deliveries at the Closing.
     (a) Subject to fulfillment or waiver of the conditions set forth in Section 7.1, at the Closing, Seller shall deliver the following:
     (i) The Seller Bring-Down Certificate, dated the date of the Closing, certifying to the fulfillment of the conditions set forth in Section 7.1(a);
     (ii) An instrument of assignment of the Disaggregated Licenses, substantially in the form of Exhibit 8.2(a)(ii) hereto (the “Assignment”), duly executed on behalf of Seller; and
     (iii) Copies of any Required Consents received by Seller.
     (b) Subject to fulfillment or waiver of the conditions set forth in Section 7.2, at the Closing, Purchaser shall deliver the following:

     (i) The Purchaser Bring-Down Certificate, dated the date of the Closing, certifying to the fulfillment of the conditions set forth in Section 7.2(a);
     (ii) An instrument of assignment of the Disaggregated Licenses, substantially in the form of Exhibit 8.2(a)(ii) hereto, duly executed on behalf of Purchaser;
     (iii) Copies of any Required Consents received by Purchaser; and
     (iv) The Purchase Price in accordance with Section 2.2.
ARTICLE 9
INDEMNIFICATION AND OTHER MATTERS
     9.1 Indemnification by Seller. Seller shall indemnify and hold harmless Purchaser and its Affiliates, and the shareholders, directors, officers, employees and agents of any and all of the foregoing (the “Purchaser Indemnified Persons”), from and against any and all losses incurred or suffered by any Purchaser Indemnified Person arising out of, in connection with or relating to (i) any breach of any of the representations or warranties made by Seller in this Agreement or (ii) any failure by Seller to perform any of its covenants or agreements contained in this Agreement, except, with respect to clauses (i) and (ii), to the extent such breach or failure, as applicable, was caused by a breach of this Agreement by Purchaser.
     9.2 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller and its Affiliates, and the shareholders, directors, officers, employees and agents of any and all of the foregoing (the “Seller Indemnified Persons”), from and against any and all losses incurred or suffered by any Seller Indemnified Person arising out of, in connection with or relating to (i) any breach of any of the representations or warranties made by Purchaser in this Agreement, or (ii) any failure by Purchaser to perform any of its covenants or agreements contained in this Agreement, except with respect to clauses (i) and (ii), to the extent such breach or failure, as applicable, was caused by a breach of this Agreement by Seller.
     9.3 Limitation of Liability. The aggregate liability of either party under Sections 9.1 or 9.2, as applicable, shall not exceed One Million Dollars ($1,000,000), provided, however, the foregoing limitation shall not apply to any fraud or willful misconduct. Additionally, in no event shall either party be liable to the other party for indirect, special, consequential or punitive damages arising out of the party’s breach of this Agreement, even if advised at the time of breach of the possibility of such damages.
     9.4 Exclusive Remedy. Except with respect to fraud or willful misconduct or claims for injunctive or other equitable relief, the indemnification rights contained in this Article 9 shall constitute the sole and exclusive remedies of the parties hereunder, and shall supersede and displace all other rights that either party may have under Law, with respect to any breach of any of the representations, warranties, covenants or agreements made by the parties in this Agreement.
     9.5 Survival of Representations and Warranties. All representations, warranties, agreements and covenants made by the parties in this Agreement or in the Seller Bring-Down Certificate or Purchaser Bring-Down Certificate shall survive for a period lasting eighteen (18) months after Closing. Notice of any claim by a party seeking indemnification pursuant to Article 9 must be submitted to the other party prior to or at the expiration of the applicable survival period, along with a reasonably detailed written explanation of the specifics of the breach giving rise to the claim. In the case of any notice of a claim submitted within such time period, the right of the party seeking indemnification with respect to such claim shall not be dependent on the claim being resolved or the losses being incurred within such time period.
     9.6 Payment. Upon a determination of liability under this Article 9, the appropriate party shall pay the indemnified Person the amount so determined within ten (10) business days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute.
ARTICLE 10
TERMINATION
     10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, by written notice given to the other party, at any time prior to the Closing:
          (i) by mutual written consent of the parties;
          (ii) by either party, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;
          (iii) by either Seller or Purchaser if the Closing shall not have occurred on or before [insert date [12] months after date of execution], unless the failure to consummate the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respects its obligations under this Agreement required to be performed by it at or prior to the Closing;
          (iv) by either Seller or Purchaser upon written notice to the other party, if such other party (the “Breaching Party”) has (a) breached its representations, warranties, covenants or other agreements contained in this Agreement and such breach (or breaches taken in the aggregate), would prevent in a material respect the Breaching Party from performing, or have a material adverse effect on the Breaching Party’s ability to perform, its obligations under this Agreement, and (b) failed to cure such breach within thirty (30) days from the date of the Breaching Party’s receipt of the notice specified above; and such terminating party and its Affiliates are not in breach or default in any material respect of their respective obligations, representations or warranties under the Transaction Documents.
     10.2 Effect of Termination. In the event of termination of this Agreement by either or both of the parties for any reason, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby and by the other Transaction Documents shall be abandoned without further action by either of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations, representations or warranties under this Agreement or any of the other Transaction Documents. The provisions of Articles 6, 9 and 11 and this Section 10.2 shall survive the expiration or termination of this Agreement.
ARTICLE 11
MISCELLANEOUS
     11.1 Additional Instruments of Transfer. From time to time after the Closing, each party shall, if requested by the other party, make, execute and deliver such additional assignments, bills of sale, deeds and other instruments of transfer, as may be reasonably necessary or proper to effectuate the intent of the Transactions; and shall cooperate with the provision of notices as required to the FCC to secure the initial issuance of licenses representing the Disaggregated Licenses.
     11.2 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by personal delivery, facsimile, recognized overnight delivery service, or registered or certified first class mail, return receipt requested, postage prepaid, to the following addresses:
          If to Purchaser:

Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, OK 73134
Attention: General Counsel
Facsimile: (405) 529-8765

with a required copy (which shall not constitute notice) to:

Wilkinson Barker Knauer, LLP
2300 N Street, NW
Suite 700
Washington, D.C. 20037
Attention: Lawrence J. Movshin
Facsimile: (202) 783-5851
          If to Seller:

[Cingular Entity]
5565 Glenridge Connector, Suite 2000
Atlanta, GA 30342
Attention: General Counsel
Facsimile: (404) 236-6145
Telephone: (404) 236-6000

with a required copy (which shall not constitute notice) to:

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309-3424
Attention: Pinney L. Allen
Facsimile: (404) 881-7777
Telephone: (404) 881-7000
Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by facsimile shall be effective when received, provided that the burden of proving notice when notice is transmitted by facsimile shall be the responsibility of the party providing such notice. Notices delivered by overnight delivery service shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail.

     11.3 Expenses. Each party shall bear its own expenses and costs incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.
     11.4 Transfer Taxes. All sales, use, transfer, recording, documentary, stamp, and other similar non-income taxes, if any, imposed solely and directly by reason of the License Sale (“Transfer Taxes”) shall be born equally by Seller and Purchaser. Seller and Purchaser shall cooperate to file all necessary Tax Returns and other documents required to be filed with respect to all such Transfer Taxes. The Seller and Purchaser will cooperate to the extent reasonably necessary to make or cause to be made such Tax Returns or filings as may be required.
     11.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF). THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF DELAWARE FOR ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREE THAT SUCH COURTS SHALL BE AN APPROPRIATE FORUM WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE PERSONAL JURISDICTION OF SUCH COURT, THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
     11.6 Assignment. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, provided, however, that Seller may, without the consent of Purchaser, assign this Agreement to any Affiliate of Seller, provided that none of the assignments described in this sentence shall relieve the assignor of its obligations hereunder, provided, further, that Purchaser may, without the consent of Seller, assign this Agreement to any Affiliate of Purchaser, provided that such assignment will not substantially delay the processing of the applications required by Section 5.1 hereof and provided further that no such assignment shall relieve Purchaser of any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     11.7 Amendments; Waivers. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No waiver of any term, condition, obligation or requirement hereunder shall be effective unless in writing signed by a duly authorized officer of the party issuing the waiver. Except as otherwise expressly set forth herein, no failure or delay by either party hereto in exercising any right, power or privilege hereunder (and no course of dealing between the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.
     11.8 Entire Agreement. This Agreement and the other Transaction Documents, including the Exhibits hereto and thereto, collectively represent the entire understanding and agreement of the parties with respect to the subject matter of this Agreement. This Agreement and the other Transaction Documents supersede all prior or contemporaneous written or oral representations, warranties, covenants, understandings, agreements, discussions, or negotiations between the parties with respect to the subject matter hereof. Each party hereby represents, acknowledges and agrees that it has not relied on any representation, warranty, covenant, understanding, agreement, written or oral, discussion, or negotiation not expressly contained herein or in the other Transaction Documents in entering into this Agreement. Each party hereby represents, acknowledges and agrees that this Agreement and the other Transaction Documents are independent of, and not in any way conditioned on, connected to, or to be construed with any other prior or contemporaneous agreement or arrangement, written or oral, between the parties.
     11.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.
     11.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law and this Agreement.
     11.11 Section Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
     11.12 Interpretation. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (b) “including” has the inclusive meaning frequently identified with the phrase “including, but not limited to” and (c) references to “hereof,” “hereunder” or “herein” or words of similar import relate to this Agreement.
     11.13 Third Parties. Nothing herein, expressed or implied, is intended to or shall confer on any Person other than the parties hereto any rights, remedies, obligations or Liabilities under or by reason of this Agreement, except as expressly set forth in Article 9 with respect to Purchaser Indemnified Parties and Seller Indemnified Parties.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the [___] day of [                    ], 2005.

[CINGULAR ENTITY]

By:

Name:

Title:

DOBSON CELLULAR SYSTEMS, INC.

By:

Name: Thomas A. Coates, Vice President
[SIGNATURE PAGE TO LICENSE PURCHASE AGREEMENT]

EXHIBIT A
SELLER LICENSES

	FCC		Channel	Grant	Expiration
Licensee	Call Sign	Market	Block	Date	Date

CONSTRUCTION BENCHMARKS

	5 yr.	Date NT		10 yr.	Date NT	ULS File
FCC Call Sign	Deadline	Filed (granted)	ULS File No.	Deadline	Filed (granted)	No.

DISAGGREGATED LICENSES

Underlying
	FCC		Channel
Licensee	Call Sign	Market	Block	Frequencies	County(ies)

EXHIBIT 8.2(a)(ii)
Instrument of Assignment
     INSTRUMENT OF ASSIGNMENT dated this [___] day of [                    ], 2005, by [Cingular Entity], a [                    ], (“Seller”), and Dobson Cellular Systems, Inc., an Oklahoma Corporation, (“Purchaser”). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).
     WHEREAS, Seller and Purchaser have entered into a License Purchase Agreement dated as of [                    ] [___], 2005 (the “Purchase Agreement”) pursuant to which Seller has agreed to convey to Purchaser the Disaggregated Licenses.
     1. Assignment. Pursuant to Section 2.1 of the Purchase Agreement, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller intending to be legally bound, does hereby transfer, convey, assign and deliver to Purchaser forever, the Disaggregated Licenses, free and clear of all Liens.
     2. Terms of Purchase Agreement Control. Nothing contained in this Instrument of Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations and indemnifications of Seller or Purchaser or any of their respective Affiliates set forth in the Purchase Agreement, and this Instrument of Assignment shall in all ways be governed by, and subject to, the Purchase Agreement.
     3. Miscellaneous. This Instrument of Assignment (i) is executed pursuant to the Purchase Agreement and may be executed in counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one instrument, (ii) shall be governed by and in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof and (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of Seller and Purchaser has caused this Instrument of Assignment to be executed and delivered as of this [___] day of [                    ], 2005.

[CINGULAR ENTITY]

By:

Name:

Title:

[DOBSON ENTITY]

By:

Name:

Title:

Exhibit 8(iii)
Form of Spectrum Manager Lease Agreement

EXHIBIT 8(iii) TO ADDENDUM TO GSM OPERATING AGREEMENTS

FORM OF
SHORT-TERM SPECTRUM MANAGER
LEASE AGREEMENT
     This Spectrum Manager Lease Agreement (“Lease Agreement”) is entered into as of this ___day of ___, 2005 (“Effective Date”), between [NAME OF LESSOR ENTITY], a ___ located at                                          (“Lessor”), and [NAME OF LESSEE ENTITY], a                      located at                                          (“Lessee”) (collectively the “Parties” or, individually, a “Party”).
W I T N E S S E T H
     WHEREAS, Lessor holds the Personal Communications Services (“PCS”) licenses issued by the Federal Communications Commission (‘FCC”) (each an “FCC License” and collectively the “FCC Licenses”) in the Basic Trading Areas (“BTAs”) as identified in Part 1 of Exhibit A hereto; and
     WHEREAS, Lessor and Lessee have entered into that certain License Purchase Agreement, dated ___ (the “License Purchase Agreement”), under which Lessor has agreed to sell, and Lessee has agreed to purchase, the Disaggregated Licenses (as that term is defined in the License Purchase Agreement); and
     WHEREAS, Lessor and Lessee desire to enter into this Lease Agreement in order: (i) to grant Lessee the right to use the spectrum covered by the Disaggregated Licenses, as identified in Part 2 of Exhibit A hereto (collectively, the “Leased Spectrum”) in certain named counties within each BTA also as identified in Part 2 of Exhibit A (a “Market” and collectively the “Markets” (ii) to establish the terms under which Lessee may construct and operate facilities in the Market or Markets in order to develop a radio system utilizing the Leased Spectrum (the “System”); and (iii) to memorialize the respective rights and responsibilities of Lessor and Lessee with respect to the operations of the System consistent with the Communications Act of 1934, as amended and the rules, regulations and policies of the FCC (collectively the “Communications Laws”) and the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1. Agreement to Lease.
     (a) Spectrum Usage Rights. Subject to the terms and conditions set forth herein, Lessor hereby agrees to grant Lessee exclusive rights to use the Leased Spectrum throughout the Term (the “Spectrum Usage Rights”).
     (b) Permitted Use. Lessee may use the Leased Spectrum to offer any Commercial Mobile Radio Service (“CMRS”) services (e.g. fixed or mobile) it determines, so long as such use or services are not currently or hereafter prohibited under the terms and conditions of the FCC License or the FCC Rules. Lessee agrees that it shall be regulated as a CMRS carrier.
     (c) Scope of Spectrum Usage Rights. Subject to the review, supervision and ultimate control of Lessor, the Spectrum Usage Rights granted hereunder convey to Lessee the exclusive right and obligation to purchase, construct and operate a wireless telecommunications system using the Leased Spectrum. The Spectrum Usage Rights granted to Lessee include, among other things, the right and obligation to the extent consistent with FCC regulations to:
     (i) design and construct a System, including determining the number and location of radio facilities to be constructed, and the identification and the selection of sites in the Market or Markets;
     (ii) identify, obtain and maintain, in its own name, full legal right to all real property necessary to deploy the System;
     (iii) obtain and maintain, in its own name, appropriate zoning approval for the System;
     (iv) purchase, in its own name, all equipment as may be necessary or appropriate for the construction and testing of the System;
     (v) provide administrative, legal, accounting, billing, credit, collection, insurance, purchasing, clerical and such other general services as may be necessary or appropriate for the construction, testing, maintenance and operation of the System;
     (vi) provide operational, engineering, maintenance, repair and such other technical services as may be necessary for the construction, testing, maintenance and operation of the System;
     (vii) control access to and from the System facilities; provided, however, that in no event shall Lessor be restricted from unfettered access to the System facilities;
     (viii) conduct and manage the affairs of the System, including the making of all ordinary business decisions in furtherance of the day-to-day operation of the System;
     (ix) determine and carry out all policy decisions relating to the facilities of the System, subject to such oversight by Lessor as is reasonably necessary to ensure compliance with applicable technical and service rules under the Communications Laws;

2

     (x) hire, supervise, and dismiss all personnel employed in the operation of the System (other than employees hired by Lessor for the purpose of carrying out Lessor’s duties with respect to the FCC Licenses and the Leased Spectrum);
     (xi) undertake all financial obligations, including payment of expenses arising out of the operation of the System, and securing all financing for the construction and operation of the System;
     (xii) receive all monies and profits from the operation of the System;
     (xiii) if applicable, obtain OCNs, ACNA, NXX codes and federal identification numbers, negotiate wireless interconnection agreements with incumbent local exchange carriers, and secure requisite approvals/certifications from any required state public utility commission (“PUC”) to the extent necessitated by the proposed operations;
     (xiv) make determinations as to the scope, marketing, and other terms and conditions of services to be provided to Lessee’s customers on the System; and
     (xv) take all other actions that it deems necessary or desirable to construct, test, maintain, and operate the System or otherwise carry out any of the foregoing items.
     (d) Exclusivity. Throughout the Term, Lessee will have exclusive use of the Leased Spectrum and exercise the Spectrum Usage Rights granted herein. Lessor will not interfere or disturb with Lessee’s rights under this Lease Agreement, including, without limitation, its rights to exclusive possession, use and quiet enjoyment of the Spectrum Usage Rights.
2. Obligations of Lessee.
     (a) General Obligations. Subject to the review, supervision and ultimate control of Lessor, Lessee will be obligated to:
     (i) cooperate with and aid Lessor with whatever actions Lessor is required to take, if any, in order to make any required notifications, or to obtain the approvals or consents of any governmental body necessary for the Lessee to construct and operate the System;
     (ii) operate the System consistent with the Communications Laws or any other applicable law, including but not limited to all Federal Aviation Administration (“FAA”) and FCC Tower Registration filing requirements for all structures under FCC Rule Part 17; NEPA regulations (FCC Rule Part 1.1307-11); this Lease Agreement; and the terms and conditions of the FCC Licenses (including eligibility, basic and character qualifications requirements, and foreign ownership and use restrictions); and
     (iii) to satisfy all of the requirements imposed on lessees under spectrum manager leasing arrangements under Section 1.9020 of the FCC’s Rules;
     (iv) comply with any and all applicable requirements arising under the Communications Laws, including, but not limited to those relating to: the Communications

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Assistance for Law Enforcement Act (CALEA), 47 U.S.C. §§ 229, 1001 et seq., 47 C.F.R. Part 64, Subparts V and W; Equal Employment Opportunity (EEO), 47 C.F.R. §§ 1.815, 22.321; Telecommunications Relay Service (TRS), 47 U.S.C. § 225, 47 C.F.R. Part 64, Subpart F; North American Numbering Plan (NANP), 47 U.S.C. § 251(e), 47 C.F.R. Part 52; and universal service funds, 47 U.S.C. § 254, 47 C.F.R. §§ 54.706, 54.709;
     (v) expressly to satisfy the FCC’s E-911 requirements set forth in 47 C.F.R. § 20.18 to the extent that they are applicable to the Lessee’s provision, or would be applicable to the Lessor’s provision, of CMRS services on the Leased Spectrum, as though it was solely responsible for such compliance; and
     (vi) to take whatever actions are reasonably necessary to resolve any interference-related matters arising from operation of any system it may construct and operate on the Leased Spectrum, including any conflicts between Lessee and any other licensed spectrum user.
     (b) Equipment. Lessee will install and maintain all equipment, including but not limited to, towers, transmission lines, antennas, microwave facilities, transmitters and related equipment that is necessary for the operation of the System consistent with the FCC Licenses and the Spectrum Usage Rights (“System Equipment”). Lessee may pledge the System Equipment as security or otherwise create encumbrances on the System Equipment as Lessee deems appropriate. Upon the termination of this Lease Agreement, Lessee shall promptly cease operating the System Equipment on the Leased Spectrum.
     (c) FCC Compliance. Lessor will retain the primary responsibility for ensuring that the FCC Licenses and the Leased Spectrum are utilized in full compliance with the Communications Laws, including the responsibility for all interactions with the FCC related to the FCC Licenses and the Leased Spectrum. Lessee acknowledges that Lessee will remain independently responsible to Lessor and, to the extent required under the Communications Act, to the FCC for complying with the foregoing, and agrees that it will not construct or operate any facility utilizing the Leased Spectrum in a manner inconsistent with, contrary to, or in violation of, these requirements. Lessee will use commercially reasonable efforts to cooperate with Lessor in meeting Lessor’s FCC compliance obligations on the Leased Spectrum.
     (d) Notification of Violations or Material Changes; Cooperation. Lessee will promptly notify Lessor of any occurrence of any contractual dispute, violation, litigation, investigation, proceeding or inquiry that may arise generally or between Lessee and any person or entity or governmental body and which, if adversely determined, could reasonably be expected to have a materially adverse impact on the FCC Licenses or Lessee’s Spectrum Usage Rights under this Lease Agreement. In the event that the FCC or other governmental body initiates an investigation or inquiry concerning Lessor or Lessee in connection with this Lease Agreement or any of the performances rendered hereunder, Lessee agrees to cooperate with Lessor, the FCC, or other governmental body.
3. Obligations of Lessor.
     (a) Oversight of Lessee’s Operations on the Leased Spectrum. Throughout the Term, Lessor will have the obligation and the unconditional right to take all actions necessary or desirable to ensure that Lessee’s exercise of its Spectrum Usage Rights in the Leased Spectrum and its operation of

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the System comply with the Communications Laws, this Lease Agreement, and the terms and conditions of the FCC Licenses (including conformance with applicable license eligibility, basic qualifications, character qualifications and technical requirements, and use and foreign ownership restrictions). As such, Lessor may do the following:
     (i) monitor and oversee Lessee’s use of the Spectrum Usage Rights, as necessary, to ensure Lessee operates the System in conformance with technical and use rules applicable to the FCC Licenses;
     (ii) take all actions that are reasonably necessary to ensure that Lessee’s operation of the System complies with FCC rules and regulations intended to prevent harmful interference to any other licensed spectrum user;
     (iii) take whatever actions are reasonably necessary to resolve any interference-related matters arising from operation of the System, including any conflicts between Lessee and any other licensed spectrum user;
     (iv) make determinations as to whether particular circumstances give rise to the requirement of filing an application or notification, and if such, with Lessee’s cooperation, make such filing or notification;
     (v) take whatever actions are reasonably necessary to ensure that all facilities comprising the System comply with all applicable radio frequency (RF) safety rules for human exposure promulgated by the FCC or any other governmental body; and
     (vi) interface with the FCC on matters related to the FCC Licenses.
     (b) Maintenance of the FCC Licenses. Lessor will:
     (i) maintain the FCC Licenses in full force and effect; and
     (ii) comply with applicable requirements arising under the Communications Act, including but not limited to its E-911 obligations arising under 47 C.F.R. § 20.18.
     (c) FCC Interactions. Throughout the Term, Lessor will be the sole interface with the FCC on all matters directly relating to the FCC Licenses or the Spectrum Usage Rights granted under this Lease Agreement; provided, however, that nothing contained herein shall restrict Lessee from interfacing with the FCC (i) on policy matters not solely relating to Lessee’s use of the Leased Spectrum or on matters imposed under the Communications Laws on Lessee as a result of its provision of services to its customers on the System, or (ii) on inquiries specifically directed to Lessee (as opposed to Lessor or the System) by the FCC. Upon reasonable advance request, Lessor may request Lessee to attend any meetings with the FCC which involve or relate to Lessee’s use of the Leased Spectrum.
     (d) Notifications of Violations or Material Changes; Cooperation. Lessor will promptly notify Lessee of the occurrence of any event or the initiation of any litigation, investigation, proceeding or inquiry by the FCC or any Governmental Body which could reasonably be expected to

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have a material impact or result in a material change to the ownership or operation of the FCC License or Lessee’s Spectrum Usage Rights under this Lease Agreement. In the event that the FCC or other Governmental Body initiates an investigation or inquiry concerning Lessor or Lessee in connection with this Lease Agreement or any of the performances rendered hereunder, Lessor agrees to cooperate with Lessee, the FCC, or other Governmental Body.
4. Control of FCC License and Leased Spectrum.
     Notwithstanding any other provision of this Lease Agreement, during the Term hereof, Lessor will remain in de jure and de facto control of the Disaggregated Licenses and the Leased Spectrum under the Communications Act. This Lease Agreement (i) does not and will not vest in Lessee, or constitute, create or have the effect of constituting or creating, de facto or de jure control, direct or indirect, over Lessor or the Disaggregated Licenses, which ownership or control remains exclusively and at all times in the Lessor and (ii) does not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of the Disaggregated Licenses or the transfer of control of the Lessor within the meaning of Section 310(d) of the Communications Act for spectrum leasing purposes. During the Term, Lessee will not take any action inconsistent with or contrary to the Lessor’s de jure and de facto control, as those terms are construed by the FCC, over the Leased Spectrum and the Disaggregated Licenses. During the Term, Lessee will not hold itself out to the public as the holder of the FCC Licenses or the Disaggregated Licenses.
5. Coordination; Oversight; Reports.
     (a) Coordination. Lessee and Lessor will meet periodically, at such times as Lessor reasonably requests to enable Lessor to ensure that Lessee’s activities on the Leased Spectrum and the operation of the System comply with the Communications Laws. At these meetings, the Parties will discuss matters reasonably relating to Lessee’s construction and operation of the System to the extent required to ensure compliance with the Communications Laws. Lessee will keep or cause to be kept complete books and records with respect to construction and operation of the System, showing (i) technical and operational information related to the System, and (ii) other records reasonably necessary, convenient or incidental to construction, maintenance or operation of the System. Upon Lessor’s request, Lessee will provide Lessor with reasonable access to such books and records.
     (b) Right of Access. Lessor will have a right, upon at least twenty-four (24) hours advance notice, to inspect any facility comprising the System during normal business hours and to take any action it deems reasonably necessary to fulfill its obligations under this Lease Agreement or the Communications Act. Lessee will have the right to require that an escort selected by Lessee accompany Lessor to any on-site visit to Lessee’s facilities. Notwithstanding the foregoing, Lessor will have a right to access any facility that is part of the System upon such shorter advance notice as is possible under the circumstances in the event of an emergency at such facility involving Lessee’s use of the Leased Spectrum, including but not limited to any instance of objectionable interference to any other user of the Leased Spectrum authorized to use it outside the Market. Lessor will notify Lessee as soon as practicable of Lessor’s access during such emergency.
     (c) Reporting. Lessor may periodically require Lessee to provide information updating Lessor about Lessee’s activities with respect to the Leased Spectrum, including information regarding (i) the services being provided by Lessee on the Leased Spectrum; (ii) technical and operational details

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about Lessee’s transmission facilities; and (iii) any safety, interference or compliance related problems which have arisen as a result of Lessee’s operation of the System or use of the Leased Spectrum. Lessor may also request confirmation from Lessee that, to the best of Lessee’s knowledge, (i) Lessee is not aware of any interference related problems on the System; (ii) Lessee is not aware of any RF safety related problems with respect to its operation on the System; (iii) Lessee remains qualified to be a lessee of the Leased Spectrum; and (iv) Lessee’s operations on the System comply with the provisions of this Lease Agreement and the Communications Laws.
6. Applications/Notifications.
     (a) Lease Agreement Notification. Lessor will prepare and file with the FCC all forms and related exhibits, certifications and other documents necessary to satisfy the FCC’s requirements for “spectrum manager” lease notifications, as set forth in 47 C.F.R. § 1.9020(e) (“FCC Lease Agreement Notification”) within five (5) business days following the date of this Lease Agreement. Each Party covenants and agrees that it will fully cooperate with the other, and do all things reasonably necessary to timely submit the FCC Lease Agreement Notification to the FCC and will promptly file or provide the other Party with all other information which is required to be provided to the FCC in furtherance of the transactions contemplated hereby.
     (b) New Sites or Modified Sites. To the extent that any construction of, or modification to, any part of the System by Lessee requires the prior filing with, notification to, or approval of the FCC, another governmental body or a non-governmental third party (including any state historic preservation officer), then Lessee shall not undertake any such construction or modification until such filing or notification has been made by Lessor and/or such prior approval has been obtained by Lessor.
     (c) Facility Filings. If Lessee desires to construct any new System facility, or to modify any existing System facility, and such construction or modification would require an application, notification, or other filing with the FCC, another governmental body or a non-governmental third party (“Facility Filing”), then Lessee will notify Lessor of such requirement, and Lessor will have the final authority to determine whether a Facility Filing is necessary. Lessor may independently determine that a Facility Filing is required as to any facility of which Lessor, in exercising its oversight hereunder, becomes aware. Such determination by either Party shall include whether the proposed new facility or proposed modification to an existing facility will require (i) frequency coordination; (ii) submission of an environmental assessment; (iii) international or Interdepartment Radio Advisory Committee (IRAC) coordination; (iv) radio quiet zone reporting; (v) notification to the FAA, or (vi) any waivers of the Communications Laws. If a Facility Filing is necessary, Lessee shall promptly prepare and provide to Lessor all necessary application forms, exhibits, filing fees and other materials necessary for Lessor to make such submission in its own name. Lessor shall make such filings. If Lessor believes that such filing is incomplete, then Lessor may instead return such filing to Lessee with a reasonable explanation of those matters that require further preparation and Lessee shall oblige.
     (d) Compliance Applications. Lessor will undertake to make all on-going compliance filings and reports required by the FCC or any other governmental body as a result of its ownership of the FCC Licenses. Lessee shall timely notify Lessor if Lessee believes that a compliance filing is required or if it has taken or proposes to take any action which could result in Lessor having to make a

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compliance filing. Upon such notification, Lessor shall have the exclusive right to decide whether any such compliance filing is required and, if required, the substance of such filing.
     (e) Change in Control of Lessee. In the event of a proposed change of control of Lessee, including any pro forma change of control of Lessee (within the meaning of the FCC rules), Lessee shall promptly provide Lessors with all information reasonably necessary for, and the parties shall cooperate in, the preparation and filing with the FCC of the requisite notification to the FCC of such change of control. No such application or notification to the FCC shall constitute a waiver of Lessors’ rights hereunder.
7. Term.
     The rights and obligations created under this Lease Agreement will become effective on the date (“Lease Commencement Date”) which is ten (10) days following the filing of the initial FCC Lease Agreement Notification or such earlier date as is permitted under FCC Rules in the event the FCC allows expedited processing of the FCC Lease Agreement Notification. This Lease Agreement will continue in full force and effect, unless earlier terminated in accordance with the provisions set forth herein, for one year (the “Initial Term”)
8. Payments.
     (a) Lease Agreement Payment. Beginning on the Lease Commencement Date and continuing on each third month anniversary date thereafter until the expiration or termination of this Lease Agreement, Lessee will pay or deliver to Lessor a monthly lease payment of * for the Leased Spectrum in each Market.
     (b) Regulatory Fees. Lessee will be responsible for paying to Lessor at least fifteen (15) days before they may be due, all required FCC regulatory fees accruing by reason of Lessee’s operation of the System on the Leased Spectrum, and Lessor shall be obligated for the timely payment of all regulatory fees to the FCC, except for any such fees that may be assessed directly on Lessee by reason of its operation of a CMRS system.
     (c) Sales and Use Taxes. Lessee will be responsible for billing, collecting, reporting, and remitting any and all sales or use taxes directly related to Lessee’s use of the Leased Spectrum and the services provided thereon.
9. Express Covenants and Agreements (FCC).
     Notwithstanding anything contained herein to the contrary, the Parties agree that the following FCC rule provisions will apply:
     (a) Lessee must comply at all times with applicable rules set forth in the Communications Laws and any other requirement of law. This Lease Agreement may be revoked, cancelled or terminated by Lessor or by the FCC if Lessee fails to comply with the applicable requirements;
     * Confidential information has been omitted and filed separately with the SEC.

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     (b) If the FCC License is revoked, cancelled, terminated or otherwise ceases to be in effect, Lessee has no continuing authority or right to use the Leased Spectrum covered by that FCC License unless otherwise authorized by the FCC;
     (c) The Lease Agreement is not an assignment, sale or transfer of any FCC License itself;
     (d) The Lease Agreement will not be assigned to any entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; and
     (e) Lessor will not consent to an assignment of this Lease Agreement unless such assignment complies with applicable FCC rules and regulations.
10. Representations, Warranties and Covenants.
     (a) Each of the Parties hereto represents, warrants and covenants, as applicable, to the other, with respect to facts and issues relating to it, that:
     (i) it is duly organized and in good standing under the laws of the jurisdiction of its organization;
     (ii) it has full power and authority to carry out all of the transactions contemplated hereby;
     (iii) it shall comply with all applicable laws, including the Communications Laws and state, local and federal rules and regulations, governing the business, ownership, management and operations under this Lease Agreement; and
     (iv) all requisite resolutions and other authorizations necessary for its execution, delivery, performance and satisfaction of this Lease Agreement have been duly adopted and complied with; and
     (v) this Lease Agreement is its valid and binding agreement, enforceable against it in accordance with the terms of this Lease Agreement.
     (b) Lessor further represents and warrants to Lessee as follows:
     (i) Lessor is the exclusive holder of each of the FCC Licenses, free and clear of all liens, and no other person has any right, title or interest in or to any of the FCC Licenses. The FCC Licenses have been granted to Lessor by Final Order and are in full force and effect. “Final Order” means action by the FCC or its staff acting under delegated authority as to which a) no request for stay by the FCC, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; b) no timely petition for review, rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; c) the FCC does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and d) no appeal to a court, or request for stay by a court, of the

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FCC’s action, as applicable, is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.
     (ii) Except for proceedings affecting the wireless industry generally, there is not pending or, to the knowledge of Lessor, threatened against Lessor or any of the FCC Licenses, nor does Lessor know of any basis for, any application, action, formal complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding before the FCC or any other governmental body, against Lessor or any of the FCC Licenses, which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any of the FCC Licenses, or which seeks the imposition of any modification or amendment thereof, or the payment of a material fine, sanction, penalty, damages or contribution in connection with its use.
     (iii) All material documents required to be filed at any time by Lessor with the FCC or any other governmental body pursuant to FCC rules and policies with respect to each of the FCC Licenses have been timely filed or the time period for such filing has not lapsed, except where the failure to timely file or make such filing would not be material. All of such filings are complete and correct in all material respects. None of the FCC Licenses is subject to any conditions other than those appearing on its face and those imposed by FCC rules and policies. All amounts owed to the FCC in respect of each of the FCC Licenses have been timely paid and, as of the date hereof, no further amounts are due to the FCC in respect of any of the FCC Licenses.
     (iv) Lessor is in compliance in all material respects with all laws, rules and regulations applicable to the FCC Licenses, and has complied in all material respects with the terms and conditions of the FCC Licenses. Lessor has not received written notice of any complaint or order filed alleging any material non-compliance with respect to any such laws, rules or regulations, in each case to the extent applicable to each of the FCC Licenses.
     (v) There are no microwave relocation agreements in respect of the Leased Spectrum to which Lessor or any Affiliate is a party, and with respect to which either (x) Lessor has not fully completed performance or (y) the incumbent microwave licensee has not filed with the FCC (and provided to Lessor the ULS file numbers of) Applications or Notifications on Form 601 to relinquish its rights to the microwave path(s) that are the subject of such agreement. All cost sharing obligations (within the meaning of 47 C.F.R. § 24.239 et seq.) resulting from Lessor’s operations pursuant to the FCC Licenses of which Lessor has been notified by the Clearinghouse have been paid.
     (c) Lessee further represents and warrants to Lessor that it possesses all the requisite qualifications (including those relating to ownership and character) under the Communications Laws to be a lessee as contemplated in this Lease Agreement.
11. Indemnification.
     (a) Indemnification by Lessee. From and after the Effective Date of this Lease Agreement, in the event Lessee breaches (or in the event any third party alleges facts that, if true, would mean Lessee has breached) any of its representations, warranties, covenants, agreements or obligations

10

contained herein, then Lessee shall indemnify Lessor and its affiliates and their respective directors, officers, agents, successors and assigns from and against the entirety of any loss, cost, obligation, liability, settlement, payment, award, judgment, fine, penalty, damage, expense, or other charge (collectively, “Losses”) or reasonable fees or expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under Article 11 hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals) (collectively, “Expenses”), any such person may incur prior to, through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), or such claim, action, suit or proceeding.
     (b) Indemnification by Lessor. In the event Lessor breaches (or in the event any third Party alleges facts that, if true, would mean Lessor has breached) any of its representations, warranties, covenants or obligations contained herein, then Lessor shall indemnify Lessee and its affiliates and their respective directors, officers, agents, successors and assigns from and against the entirety of any Losses or reasonable Expenses any such person may incur prior to, through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach), or such claim, action, suit or proceeding.
     (c) Damages Limitation. No Indemnified Party (as defined below) shall be entitled to receive any special, punitive, incidental or consequential damages in connection with any claim pursuant to this Article 11 or this Lease Agreement generally.
     (d) Notice of Claims. Any Party (the “Indemnified Party”) seeking indemnification under this Article 11 shall give to the Party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Lease Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided, further, that failure to give such timely notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.
     After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article 11 shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) by a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined. The Parties shall proceed in the manner and subject to the limitations in this Article 11 with respect to all matters covered by Sections 11(a) and 11(b). The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

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     (e) Third Person Claims. In any third person claim, action or suit against any Indemnified Party, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.
     (f) Exclusive Remedy. The Parties acknowledge and agree that their sole and exclusive remedy for monetary damages with respect to any and all claims under this Lease Agreement (other than claims of, or causes of action arising from, fraud) shall be pursuant to the indemnification provisions set forth in this Article 11.
12. Termination.
     (a) Automatic Termination. This Lease Agreement will automatically terminate:
     (i) at the expiration of the Term;
     (ii) on a date mutually agreed to in a writing executed by Lessor and Lessee;
     (iii) on the effective date set forth in any order by the FCC (or other governmental body) revoking, canceling or otherwise terminating or failing to renew the FCC License or this Lease Agreement;
     (iv) if all or part of the Leased Spectrum is lawfully reclaimed or taken by the FCC or any other governmental body, then this Lease Agreement will terminate as of the date when title to the Lease Spectrum vests in the FCC or such governmental body; or
     (v) upon consummation of the assignment of the Disaggregated Licenses pursuant to the License Purchase Agreement.
     In the event of any such automatic termination, any Lease Agreement Payment will be prorated accordingly.

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     (b) Termination by Lessor. This Lease Agreement may be terminated by Lessor:
     (i) if Lessor provides written notice to Lessee that Lessee has materially breached its representations, warranties, covenants, obligations or other agreements contained in this Lease Agreement; provided that Lessee has failed to cure such breach within thirty (30) days from the date of its receipt of the notice specified in this subsection (or such longer period to the extent required to effectuate cure if promptly commenced and diligently pursued); and provided further that Lessor (A) specifies in such notice the representation, warranty, covenant, obligation or other agreement of which it regards Lessee to be in material breach, and (B) is not itself in material breach of its representations, warranties, covenants, obligations or agreements contained herein;
     (ii) immediately if the Lessee becomes insolvent, makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors;
     (iii) upon the filing of any petition by or against Lessee under any present or future section or chapter of the Bankruptcy Code or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Lessee in any such proceedings;
     (iv) if the FCC has affirmatively stayed processing of the FCC Lease Agreement Notification and that stay remains in effect for more than one hundred eighty days (180) days, or if the FCC has requested material alterations to the terms of this Lease Agreement that would materially alter Lessor’s rights or obligations hereunder; or
     (v) if Lessor, in the exercise of its sole discretion, determines that the System or any part thereof is in material non-compliance with the Communications Laws and that Lessee is unable or unwilling to remedy such material non-compliance within thirty (30) days after notice thereof; provided, however, Lessee hereby agrees that, as an alternative to terminating this Lease Agreement, Lessor may, in its sole discretion, seek to compel Lessee to take such action as is necessary to remedy any such violations that can be remedied with commercially reasonable action and at commercially reasonable expense.
     (c) Termination by Lessee. This Lease Agreement may be terminated by Lessee:
     (i) if Lessee provides written notice to Lessor that Lessor has materially breached its representations, warranties, covenants, obligations or other agreements contained in this Lease Agreement; provided that Lessor has failed to cure such breach within thirty (30) days from the date of its receipt of the notice specified in this subsection (or such longer period to the extent required to effectuate cure if promptly commenced and diligently pursued); and provided further that Lessee (A) specifies in such notice the representation, warranty, covenant, obligation or other agreement of which it regards Lessor to be in material breach, and (B) is not itself in material breach of its representations, warranties, covenants, obligations or agreements contained herein;

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     (ii) upon written notice to Lessor after the effective date of any change in law enacted by the FCC or any governmental body which would prevent or limit Lessee from using the Leased Spectrum for its intended use;
     (iii) immediately if the Lessor becomes insolvent, makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors;
     (iv) upon the filing of any petition by or against Lessor under any present or future section or chapter of the Bankruptcy Code or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Lessor in any such proceedings; or
     (v) if the FCC has affirmatively stayed processing of the FCC Lease Agreement Notification and that stay remains in effect for more than one hundred eighty (180) days, or if the FCC has requested material alterations to the terms of this Lease Agreement that would materially alter Lessee’s rights or obligations hereunder.
     (d) Notification of Lease Agreement Termination. Within ten (10) days following the Termination Date, the Lessor will prepare and submit a notification to the FCC consistent with the Communications Laws informing the FCC of the termination of this Lease Agreement.
     (e) Effect of Termination. In the event of termination of this Lease Agreement, except as otherwise set forth in this Section, all rights and obligations of the Parties under this Lease Agreement will terminate without any further liability of any Party to any other Party (except for any liability of any Party then in willful breach of its covenants, representations, warranties, obligations or agreements hereunder). Without limiting the generality of the foregoing, if the termination date occurs as a result of an FCC License being revoked, cancelled, terminated, or if the FCC License otherwise ceases to be in effect, the Lessee will have no continuing authority to use the Leased Spectrum covered by that FCC License, unless otherwise authorized by the FCC. Notwithstanding anything herein to the contrary, the provisions hereof relating to termination, indemnification and confidentiality shall expressly survive the termination of this Lease Agreement.
13. Miscellaneous.
     (a) Confidentiality. Except for information (i) required to be disclosed in the Lease Agreement Notification, (ii) required to be disclosed in any SEC filing, (iii) disclosed in a press release agreed to by each Party or (iii) requested by the FCC, no Party will disclose the terms of this Lease Agreement to any other person or entity, other than to each such Party’s affiliates, officers, directors, attorneys, accountants and employees involved in the transactions contemplated hereby or in operation of the System, and only then on the condition that such individuals agree in writing not disclose the information disclosed to them. Notwithstanding the foregoing: (Y) either Party may disclose the terms of this Lease Agreement to any third party at any time if: (i) required to do so by law (but only to the extent so required); or (ii) the other Party consents in writing to such disclosure. In addition, either Party may disclose any information contained in the FCC Lease Agreement Notification once such FCC Lease Agreement Notification has been filed with the FCC. The Parties will implement

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commercially reasonable measures to ensure that competitive or sensitive information relating to the separate business operations of one Party are not inadvertently disclosed to the other Party. In the event, however, such information is inadvertently received by either Lessor or Lessee with respect to the other, the receiving Party will take commercially reasonable and appropriate steps to prohibit the disclosure or use of any such information that may have been inadvertently obtained as a result of the provision of services under this Lease Agreement to any employee or agent of the receiving Party or an Affiliate thereof involved in any manner with the separate business operations of the receiving Party, or any third party. Subject to the foregoing provisions, each Party expressly agrees to maintain communications from the other Party pursuant to or in connection with this Lease Agreement in confidence so that the other Party may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD with respect to such communications.
     (b) Dispute Resolution; Arbitration. The Parties agree to work together to resolve disputes that may arise between them regarding this Agreement. To the extent they are unable to resolve the dispute, they will escalate the issue to the designated Vice Presidents of the respective Party. If the Parties still cannot reach agreement, either Party may invoke the arbitration provisions contained herein. Disputes shall be subject to the Commercial Arbitration Rules of the American Arbitration Association or pursuant to such other provider of arbitration services or rules as the Parties may agree. Each arbitration will be held at a location to be agreed upon by the parties. The Parties will request that the arbitration hearing commence within sixty (60) days of the demand for arbitration. The arbitrator will control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs upon a schedule determined by the arbitrator. The Parties will request that the arbitrator rule on the dispute by issuing a written opinion within thirty (30) days after the close of hearings. The Federal Arbitration Act, 9 U.S.C. §§ 1-16, not state law, shall govern the arbitrability of all disputes. The arbitrator will have no authority to award punitive damages, exemplary damages, consequential damages, multiple damages, or any other damages not measured by the prevailing party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Agreement. The arbitrator shall be knowledgeable of telecommunications issues. The times specified in this Section 13(b) may be extended or shortened upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Each Party will bear its own costs of these procedures, including attorneys’ fees. The Parties will equally split the fees of the arbitration and the arbitrator. The arbitrator’s award shall be final and binding and may be entered in any court having jurisdiction thereof. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.
     (c) No Public Announcement; Press Releases. No Party will, without the approval of the other, make any press release or other public announcement (not required by a requirement of law) concerning the transactions contemplated by this Lease Agreement.
     (d) Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the person or entities at the addresses set forth below (or at such other address as may be provided hereunder), and will be deemed to have been delivered as of the date so delivered:

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     If to Lessor:
     [insert name, address, phone and fax]
     With a copy to (which will not constitute notice):
     [insert name, address, phone and fax]
     If to Lessee:
     [insert name, address, phone and fax]
     With a copy to (which will not constitute notice):
     [insert name, address, phone and fax]
or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices given by United States certified mail as aforesaid will be effective on the third business day following the day on which they are deposited in the mail. Notices delivered in person or by overnight courier will be effective upon delivery. Notices given by facsimile will be effective when transmitted, provided facsimile notice is confirmed by telephone and is transmitted on a business day during regular business hours.
     (e) Successors and Assigns. Neither this Lease Agreement nor any of the rights or obligations hereunder may be assigned by Lessee without the prior written consent of Lessor; provided that Lessee shall have the right to assign its rights and obligations under this Lease Agreement to any entity that controls Lessee, is controlled by Lessee or is under common control with Lessee upon notice to Lessor and without Lessor’s consent. To the extent that Lessor consents to any assignment by Lessee, or Lessee otherwise assigns its rights hereunder as permitted hereby, such assignee shall execute a written agreement pursuant to which it agrees to be bound by all of the terms and conditions of this Lease Agreement applicable to Lessee. In such event, Lessor and the assignee shall timely prepare and file the appropriate FCC application or notification consistent with applicable requirements of the Communications Laws, and any such assignment shall not become effective until any required FCC consents have been obtained or the applicable waiting periods, if any, have elapsed. Anything to the contrary in this Lease Agreement notwithstanding, in no event shall Lessor be deemed to have consented to an assignment (i) not in compliance with the Communications Laws and any other applicable laws; (ii) made to a person or entity that is ineligible or unqualified to enter into a spectrum leasing arrangement under the Communications Laws; or (iii) made to a person or entity not in privity with Lessor. During the Term of this Lease Agreement, Lessor shall have the right and ability, without the consent of, but only after notice to, Lessee, to assign its rights and obligations under this Lease Agreement or, subject to Lessee’s rights hereunder, sell, transfer, assign, pledge or otherwise dispose of any FCC License.

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     (f) Entire Agreement; Amendments. This Lease Agreement, and all exhibits and schedules referred to herein (which are incorporated herein and made a part of this Lease Agreement by reference) and the documents delivered pursuant hereto, contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements or understandings among Lessor and Lessee with respect to the rights and performances contemplated herein. This Lease Agreement will not be amended, modified or supplemented except by a written instrument signed by authorized representatives of the Lessor and the Lessee.
     (g) Waivers. No failure by either Party to exercise, and no delay by either Party in exercising, any right or remedy under this Lease Agreement will constitute a waiver of such right, remedy or any other right or remedy under this Lease Agreement. Any waiver by either Party of any right or remedy under this Lease Agreement will be limited to the specific instance and will not constitute a waiver of such right or remedy in the future or of any other right or remedy hereunder.
     (h) Expenses. Except as otherwise set forth herein, each Party hereto will pay all of its own costs and expenses incident to its negotiation and preparation of this Lease Agreement and the consummation of the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and advisors. Notwithstanding the above, in the event any Party will bring an action in connection with the performance, breach or interpretation of this Lease Agreement, the prevailing Party in any such action will be entitled to recover from the losing Party all reasonable costs and expenses of such action, including attorneys’ fees.
     (i) Construction and Interpretation. No Party will be deemed to be the draftsman hereof. Accordingly, neither this Lease Agreement nor any uncertainty or ambiguity herein will be conclusively construed or resolved against any Party hereto, whether under any rule of construction or otherwise. This Lease Agreement has been reviewed, negotiated and accepted by all Parties. The Parties intend for the rights and obligations hereunder to be enforced and performed on a market-specific basis if it is appropriate in context to do so.
     (j) Execution in Counterparts. This Lease Agreement may be executed in one or more counterparts which may be delivered by facsimile, each of which will be considered an original instrument, but all of which will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to each of the other Parties hereto.
     (k) Governing Law. This Lease Agreement will be governed by, enforced and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles.
     (l) Jurisdiction. The Parties agree that the courts of the State of Delaware will have the exclusive jurisdiction over all disputes and other matters relating to the interpretation and enforcement of this Lease Agreement or any ancillary document executed pursuant hereto. Lessor and Lessee expressly consent to and agree not to contest such exclusive jurisdiction and, in addition, waive any rights to a jury trial.
     (m) Specific Performance. Notwithstanding anything herein to the contrary, if either Lessor or Lessee fails to perform any of its obligations under this Lease Agreement, the aggrieved Party shall

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have the right, in addition to all other rights or remedies, to seek specific performance of the terms hereof.
     (n) Headings. Subject headings are included for convenience only and will not effect the interpretation of any provisions of this Lease Agreement.
     (o) Document Inspection. Each Party will retain a duly-executed copy of this Lease Agreement (including any amendments thereto) in its files, and will, subject to the provisions of Section 13(a) hereof, provide the FCC or any other governmental body with a photocopy of those portions of this Lease Agreement to the extent requested.
     (p) Severability. Should any court or agency determine that this Lease Agreement or any provision of this Lease Agreement is invalid, or if the FCC amends its rules or adopts policies that materially affect this Lease Agreement, the Parties agree to use their commercially reasonable efforts to negotiate modifications to this Lease Agreement such that the Lease Agreement is valid and effectuates the intent of the Parties.
     (q) No Partnership. Nothing contained in this Lease Agreement will be deemed to create a partnership or joint venture between the Parties.
     (r) Reformation. If the FCC determines that this Lease Agreement is inconsistent with the terms and conditions of the FCC Licenses or the Communications Laws or if any governmental body alters the permissibility of this Lease Agreement subsequent to the date of this Lease agreement under the requirements of law, then the Parties agree to use commercially reasonable efforts to modify this Lease Agreement as necessary to cause this Lease Agreement (as modified) to comply with such new requirements of law and to preserve to the extent possible the economic arrangements set forth in this Lease Agreement.
     (s) Further Assurances. Each Party will execute and deliver such further documents and take such further actions as the other Party may reasonably request consistent with the provisions hereof in order to effect the intent and purposes of this Lease Agreement.
[remainder of this page intentionally left blank — signature page follows]

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     IN WITNESS WHEREOF, the Parties hereto have caused this Lease Agreement to be executed on the day and year first above written.
LESSOR
[INSERT NAME OF LESSOR ENTITY]

By:

LESSEE

[INSERT NAME OF LESSEE ENTITY]

By:

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EXHIBIT A
Part 1
Description of FCC Licenses

Call Sign	Licensee	Market Name (No.)	Block

Part 2
Leased Spectrum

Call Sign	BTA	Lessee	Market	Block	Frequencies (MHz)	Lease Expiration Date
(by County)

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